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Exhibit 10.1

Confidential Treatment Requested

Private Label

PCS Services Agreement

between

Sprint Spectrum L.P.

and

Qwest Wireless LLC

SPRINT CONFIDENTIAL INFORMATION—RESTRICTED

PC Docs 98564 v2 (7/30/03)

PRIVATE LABEL PCS SERVICES AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	QWEST RELATIONSHIP, EXCLUSIVITY [****]	6
2.1.	GENERAL	6
2.2.	PRIVATE LABEL SERVICE EXCLUSIVITY	7
2.3.	[****]	7
3.	TERM	8
3.1.	GENERAL	8
3.2.	PHASE-OUT PERIOD	8
4.	CONVERSION PLANS	8
5.	REPRESENTATIONS AND WARRANTIES	9
5.1.	DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENTS	9
5.2.	NO CONFLICT; NO DEFAULT	9
5.3.	LITIGATION	9
5.4.	SPRINT LICENSES	10
6.	SCOPE OF PCS SERVICE	10
6.1.	NEW PCS SERVICE	10
6.2.	SERVICE LEVEL AGREEMENTS	10
6.3.	LIMITATION ON SCOPE OF PCS SERVICE	10
6.4.	HANDSETS AND DEVICES	14
6.5.	COVERAGE MAPS	15
6.6.	MDN POOLING	15
6.7.	MAF FEED	15
6.8.	PRIVATE LABEL OPERATIONS MANUAL	16
6.9.	CUSTOMIZED SERVICES	16

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

i

7.	PRICES AND TERMS OF PAYMENT	16
7.1.	CHARGES	16
7.2.	INVOICES	16
7.3.	LATE PAYMENTS AND EARLY PAYMENT DISCOUNT	17
7.4.	DISPUTED CHARGES	17
7.5.	TAXES AND OTHER LEVIES BY GOVERNMENTAL AUTHORITIES	18
7.6.	MANDATES BY GOVERNMENT AUTHORITIES	18
7.7.	NETWORK BUILD OUT FOR COVERAGE GAPS AND NO COVERAGE	19
8.	QWEST RIGHTS AND OBLIGATIONS	19
8.1.	HANDSETS	19
8.2.	QWEST STAFF	20
8.3.	QWEST'S RESPONSIBILITY AND LIABILITY	20
8.4.	INTERFERENCE	21
8.5.	QWEST'S REPORTS TO SPRINT	21
8.6.	SUBPOENA COMPLIANCE	21
8.7.	ELECTRONIC SURVEILLANCE	21
9.	SPRINT'S RIGHTS AND OBLIGATIONS	22
9.1.	MODIFICATIONS	22
9.2.	ROAMING SERVICES	22
9.3.	SPRINT'S REPORTS TO QWEST	22
10.	LIMITATIONS OF WARRANTIES AND LIABILITIES	22
10.1.	NO WARRANTIES	22
10.2.	LIMITATIONS ON LIABILITY	23
11.	TRADE NAME, TRADE MARKS AND SERVICE MARKS	23
11.1.	SPRINT MARKS	23
11.2.	QWEST'S MARKS	24
11.3.	REMEDIES FOR VIOLATIONS	24

12.	INSURANCE	24
13.	INDEMNIFICATION	25
13.1.	QWEST'S GENERAL THIRD PARTY INDEMNITY	25
13.2.	SPRINT'S GENERAL THIRD PARTY INDEMNITY	25
13.3.	INDEMNIFICATION PROCEDURES	25
14.	BREACH, REMEDIES AND TERMINATION OF THE AGREEMENT	26
14.1.	BREACH	26
14.2.	EARLY TERMINATION BY SPRINT DUE TO LOSS OF LICENSES	27
14.3.	LENGTH OF AND DUTIES DURING THE PHASE-OUT PERIOD	28
14.4.	EFFECT OF TERMINATION	28
15.	TRANSFER AND QWEST CEASING TO PROVIDE PRIVATE LABEL SERVICE	28
15.1.	QWEST TRANSFER	28
15.2.	SPRINT TRANSFER; QWEST CEASING TO PROVIDE PRIVATE LABEL SERVICES	29
16.	CONFIDENTIALITY	30
16.1.	RESTRICTION	30
16.2.	CARE	30
16.3.	RETURN	30
16.4.	LIMITATION	31
16.5.	RELIEF	31
16.6.	INFORMATION SECURITY	31
17.	ASSIGNMENT	32
18.	REVIEW OF CERTAIN [****]	32

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

19.	GENERAL PROVISIONS	33
19.1.	NOTICES AND INQUIRIES	33
19.2.	CONSTRUCTION	34
19.3.	INDEPENDENT CONTRACTORS	34
19.4.	SURVIVAL	34
19.5.	HEADINGS	35
19.6.	SEVERABILITY	35
19.7.	GOVERNING LAW; EXCLUSIVE VENUE	35
19.8.	DISPUTE RESOLUTION AND JURY WAIVER	35
19.9.	COUNTERPART EXECUTION	35
19.10.	ENTIRE AGREEMENT; AMENDMENTS	35
19.11.	PARTIES IN INTEREST; LIMITATION ON RIGHTS OF OTHERS	36
19.12.	WAIVERS; REMEDIES	36
19.13.	FORCE MAJEURE	36
19.14.	DISCLOSURE	36
19.15.	COMPLIANCE WITH LAWS	36
20.	QUARTERLY REVIEW	37
21.	FRAUD	37
21.1.	FRAUD MONITORING	37
21.2.	FRAUD REPORTING	37
21.3.	FRAUD LIABILITY	38
22.	ESSENTIAL SERVICES	40

SCHEDULES

SCHEDULE 1.0                          PCS SERVICES

  Voice Service Per Minute Pricing—ATTACHMENT NO. 1 TO SCHEDULE 1.0

  Sprint 3G Data Service Bundled Price Plans—ATTACHEMENT No. 1-A to SCHEDULE 1.0

  Voice Service Per Minute Pricing for Sprint Service Provider Affiliate Markets—ATTACHMENT No. 1-B to
      SCHEDULE 1.0.

SCHEDULE 2.0	SPRINT MARKETS
SCHEDULE 2.1	SPRINT SERVICE PROVIDER AFFILIATE OPT-IN MARKETS
SCHEDULE 2.2	SPRINT SERVICE PROVIDER AFFILATE OPT-OUT MARKETS
SCHEDULE 2.3	SPRINT SERVICE PROVIDER AFFILIATE EXCLUSIVE 3G DATA MARKETS
SCHEDULE 3.0	STRATEGIC COMPETITORS
SCHEDULE 4.0	CONVERSION PLAN FLOW CHART
SCHEDULE 5.0	CHANGE MANAGEMNT PROCESS
SCHEDULE 6.0	SPRINT BRAND GUIDELINES
SCHEDULE 7.0	NETWORK SLA
SCHEDULE 8.0	CUSTOMIZED SERVICES
SCHEDULE 9.0	INTERCOMPANY IT SLA
SCHEDULE 10.0	HANDSET AGREEMENT TERM SHEET
SCHEDULE 11.0	QWEST SITES
EXHIBIT A	DATA CONNECTION LICENSE AGREEMENT
ATTACHMENT 1 TO EXHIBIT A

v

PRIVATE LABEL PCS SERVICES AGREEMENT

        This Private Label PCS Services Agreement is dated as of August 3, 2003 (the "Effective Date") by and between Sprint Spectrum L.P., a Delaware limited partnership, d/b/a/ Sprint ("Sprint") and Qwest Wireless LLC, a Delaware limited liability company ("Qwest").

BACKGROUND

        A.    Sprint owns PCS Licenses and is affiliated with other PCS license owners or PCS service providers. Sprint and its Sprint Service Provider Affiliates own and operate the Network and provide PCS services in the United States.

        B.    Subject to this Agreement, Qwest desires to purchase PCS Service from Sprint and market and sell the Private Label Service to End Users. Sprint desires to wholesale to Qwest the PCS Service for resale to End Users.

        NOW, THEREFORE, and in consideration of the mutual promises set forth in this Agreement, Sprint and Qwest agree:

OPERATIVE TERMS

1.     DEFINITIONS

        "Adjustment Rate" means the rate in Attachment 1-A to Schedule 1.0 that applies to Sprint 3G Data Service overages.

        "Affiliate" means a person that, directly or indirectly, (i) wholly-owns a party or (ii) is a wholly-owned subsidiary of a party, or (iii) is under common control with a party.

        "Agreement" means this Private Label PCS Services Agreement between Sprint and Qwest and all of its Schedules, Exhibits, Attachments and Addenda, as amended from time to time.

        "Billing Data" means the data provided to Qwest with the monthly invoice that supports the charges contained in the invoice.

        "BMG" means Sprint's bulk messaging gateway.

        "Breach Notice" means a notice to the other party that such other party is in breach of this Agreement and specifying the nature of the breach and section of this Agreement in which they are allegedly in breach.

        "CDR" means call detail record.

        "Cloning Fraud" means the loading by an unrelated and independent third party of a MSID/ESN combination onto a wireless device to fraudulently use the PCS Service, as more particularly described in the Private Label Operations Manual.

        "Confidential Information" means (i) the terms and conditions of this Agreement and the discussions, negotiations and proposals related to this Agreement and (ii) any information exchanged in connection with this Agreement concerning the other party's business including, tangible, intangible, visual, electronic, written, or oral information, such as: (a) Sprint Data and Qwest Data and trade secrets, (b) financial information and pricing, (c) technical information, such as research, development, procedures, algorithms, data, designs, and know-how, and (d) business information, such as operations, planning, marketing interests, and products, whether, under each of the clauses (i) and (ii) of this definition, received directly or indirectly from the other party, or in the case of Sprint, from Customers.

        "Customer" means any person, other than Qwest, purchasing from Sprint (i) PCS service or (ii) any other services offered for sale by Sprint.

        "End User" means any person or entity permitted under this Agreement that purchases Private Label Service from Qwest.

        "ESN" means the electronic serial number that uniquely identifies each wireless handset.

        "Facilities" means the telecommunications switching equipment, cell site transceiver equipment, connecting circuits, software and other equipment installed, maintained, expanded, modified or replaced by Sprint to render PCS Service within a Market.

        "FCC" means the Federal Communication Commission or any successor agency.

        "Governmental Authority" means any nation or government, or any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government, including the FCC.

        "Handset Proprietary Information" means (i) Sprint's preferred roaming list, as changed by Sprint, in its sole discretion, from time to time, (ii) software implementing Sprint's handset user interface design features and structure, developed and installed in handsets with or for Sprint by manufacturers under agreements preserving Sprint's proprietary rights therein, including changes, updates, modifications and enhancements to the software which may be effected from time to time during the term of this Agreement by Sprint, its agents or vendors; and (iii) software effecting compatibility between handsets and the Facilities and any ancillary systems, developed and installed in handsets with or for Sprint by manufacturers under agreements preserving Sprint's proprietary rights therein, including changes, updates, modifications and enhancements to the software which may be effected from time to time during the term of this Agreement by Sprint, its agents or vendors, which software is embodied in firmware or read-only memory (programmable or otherwise) or both associated with handsets which may be delivered to Qwest by or on behalf of a manufacturer authorized under the Private Label Operations Manual.

        "Highly Concentrated Usage" means a situation such as an inordinately large gathering (outdoor sporting event, Papal mass, terrorist incident, act of God, or the like) that results in a spike in usage of wireless phones beyond the ordinary course.

        "In-Service Date" means the date that Qwest first has End Users activated in any Market under this Agreement.

        "IRs" means Qwest's independent representatives, who are independent contractors of Qwest, authorized to sell Qwest's products and services on behalf of Qwest as specified by Qwest from time to time.

        "License" means the PCS license issued by the FCC to Sprint or a Sprint Service Provider Affiliate.

        "MAF Feed" is the automated platform that delivers to Qwest the unrated CDRs for all End Users.

        "Market" means the area or areas set forth in the Sprint Markets and the Sprint Service Provider Affiliate Opt-In Markets.

        "MDN" means a mobile dialing telephone number assigned to a handset by Sprint.

        "MSID" means the mobile station identification number assigned to a handset by Sprint.

        "Mobile Originated Short Messaging Service" or "MOSMS" means to send short alphanumeric messages from an End User's handset, as further described in Schedule 1.0.

        "Mobile Terminated Short Messaging Service" or "MTSMS" means to receive short alphanumeric messages on an End User's handset, as further described in Schedule 1.0.

        "MRC" means monthly recurring charge.

        "Network" means the CDMA network owned and operated by Sprint and the Sprint Service Provider Affiliates.

        "PCS" means all radio communications that encompass mobile and ancillary fixed communication as set forth in 47 C.F.R. Part 24.5, which as of the Effective Date utilizes frequency bands approaching 1.9 gigahertz in broadband.

        "PCS Service" means the PCS service provided by Sprint using the Network which includes voice service, Sprint 2G Data Service, MOSMS, MTSMS, Toll, Premium Services, and Sprint 3G Data Service. PCS Service does not include Roaming.

        "Premium Services" means Sprint 3G Data Service downloads that are separately priced in Attachment No. 1-A to Schedule 1.0, such as games, ringers and screen savers.

        "Private Label Operations Manual" means the customized operations manual concerning the sale of PCS Service on a private label basis to Qwest as more fully described in Section 6.8.

        "Private Label Service" means the PCS Service provided by Qwest to its End Users under Qwest's label, brand and marks, utilizing the PCS Service provided to Qwest by Sprint under this Agreement.

        "PRL" means preferred roaming list.

        "QAKPS" has the meaning given to it in Attachment No. 1-A to Schedule 1.0.

        "Qwest Data" means all information collected or developed by Qwest or an Affiliate of Qwest regarding customers, including, location-based information, all phone or other identification numbers issued to customers, all electronic serial numbers, all customer personalization information and all automatic number identification information and all information described in the Federal Communications Commission's definition of "Customer Proprietary Network Information" as set forth in 47 USC Section 222(h)(1) (as amended and interpreted from time to time).

        "Qwest Enterprise Customer" means any business entity that Qwest or its parent/subsidiary has a contract whereby Qwest or its parent/subsidiary provides telecommunications services to that business entity, or a business entity with which Qwest does not have a contractual relationship but to which Qwest would like to sell any telecommunication services, including the Private Label Service.

        "Qwest ILEC States" means the States of Arizona, Colorado, Washington, Oregon, Minnesota (which includes portions of the Minneapolis/St. Paul metropolitan area that are in Wisconsin), North Dakota, South Dakota, Nebraska, Wyoming, Montana, Idaho, Iowa, Utah, and New Mexico.

        "Qwest Market" means those areas in the Markets that are also included within Qwest ILEC States.

        "Roaming" means any wireless telecommunication service that does not use the Network.

        "SAKPS" has the meaning given to it in Attachment No. 1-A to Schedule 1.0.

        "Security Standards" means the best commercial security features in all material hardware and software systems and platforms that uses or accesses Confidential Information.

        "Sprint Brand Guidelines" means the Sprint brand guidelines attached as Schedule 6.0, which contain the Sprint Marks and govern the use of the Sprint Marks.

        "Sprint Data" means all information collected or developed by Sprint, a Sprint Affiliate, or a Sprint Service Provider Affiliate regarding Customers, including, location-based information, all phone or other identification numbers issued to Customers, all electronic serial numbers, all Customer personalization information and all automatic number identification information and all information described in the Federal Communications Commission's definition of "Customer Proprietary Network Information" as set forth in 47 USC Section 222(h)(1) (as amended and interpreted from time to time).

        "Sprint 2G Data Service" means the following IS95 PCS Services: (i) browsing the Internet using a browser-enabled, data-compatible handset; or (ii) using an appropriately enabled data-compatible handset with the Data Connection Materials (as described in Schedule 1.0) for data connectivity as a data modem, all as described in more detail in this Agreement, Schedule 1.0 and the Private Label Operations Manual.

        "Sprint 3G Data Service" means Sprint's 1XRTT advanced multimedia data services offered in Sprint Markets.

        "Sprint Markets" means those areas in Schedule 2.0.

        "Sprint Marks" means the marks "Sprint," "Sprint PCS," "Sprint Nationwide PCS," "Sprint PCS Vision," "PCS Vision," "Sprint Spectrum," and those other marks identified in the Sprint Brand Guidelines.

        "Sprint Service Provider Affiliate" means an entity that constructs or has constructed wireless network coverage, performs operational functions in defined geographic areas and provides mobile wireless telecommunications products and services under the "Sprint" or "Sprint Spectrum" service marks or any other service marks subsequently authorized for use by Sprint.

        "Sprint Service Provider Affiliate Markets" means those areas listed on Schedules 2.1 and 2.2, and where Sprint Service Provider Affiliates conduct business.

        "Sprint Service Provider Affiliate Opt-In Markets" means those areas listed on Schedule 2.1.

        "Sprint Service Provider Affiliate Opt-Out Markets" means those areas listed on Schedule 2.2, and which are areas in which Qwest may not market sell or activate Private Label Services.

        "Sprint Service Provider Affiliate Exclusive 3G Data Markets" means those areas listed on Schedule 2.3, and which are areas in which Qwest may not market, sell or activate Sprint 3G Data Services.

        "Strategic Competitor" means those entities listed in Schedule 3.0, or successor entities.

        "Taxes" means all taxes, including federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees imposed on or with respect to PCS Service, excepting only taxes on the net income of Sprint, unless expressly provided otherwise in this Agreement.

        "Toll" means all domestic metered third party access charges (originating and terminating) and charges Sprint pays for the transport of data and voice traffic from one service area to another, which charges will be billed to Qwest as detailed in Schedule 1.0.

        "TW Wireless" means TW Wireless, LLC, a Delaware limited liability company and wholly owned subsidiary of Qwest Wireless LLC.

2.     QWEST RELATIONSHIP, EXCLUSIVITY [****]

        2.1.    General

          2.1.1 Sprint will wholesale PCS Service and other services detailed in Schedule 1.0 to Qwest under the terms and conditions of this Agreement.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

          2.1.2 Qwest is authorized to market, sell, and activate Private Label Service with any customer within the Qwest ILEC States, subject to the following restrictions:

      •
      Qwest may only activate customers located within the Qwest Markets;

      •
      Qwest may not market, sell or activate Sprint 3G Data Service or Premium Services within the Sprint Service Provider Affiliate Exclusive 3G Data Markets; and

      •
      Qwest may not market, sell or activate Private Label Service within the Sprint Service Provider Affiliate Opt-Out Markets.

          2.1.3. Qwest is authorized to market, sell, and activate Private Label Service with Qwest Enterprise Customers and Qwest employees anywhere within the United States, subject to the following restrictions:

      •
      Qwest may not market, sell or activate Sprint 3G Data Service or Premium Services within the Sprint Service Provider Affiliate Exclusive 3G Data Markets;

      •
      Qwest may not market, sell or activate Private Label Service within Sprint Service Provider Affiliate Opt-Out Markets; and

      •
      Qwest may not activate Qwest Enterprise Customers and Qwest employees outside of the Markets.

          2.1.4 Sprint will use good faith efforts to enable Qwest to market, sell and activate all PCS Services within the Sprint Service Provider Affiliate Markets. Once consent is received from a Sprint Service Provider Affiliate, either to allow Qwest to market, sell and activate Private Label Services in an area currently in the Sprint Service Provider Opt-Out Markets, or to allow Qwest to market, sell and activate Sprint 3G Data Services within the Sprint Service Provider Affiliate Exclusive 3G Data Markets, Sprint will provide written notice of consent to Qwest and this Agreement will be modified consistent with that communication without the need for an amendment.

          2.1.5 No provision of this Agreement will be construed as vesting in Qwest any control whatsoever in any facilities and operations of Sprint, including the Facilities, or the operations of any Sprint Service Provider Affiliate or contractual third party of Sprint. Qwest will not represent itself as a FCC, federal or state certified licensee for PCS by reason of this Agreement. Except for resale of the PCS Service to TW Wireless, which may sell the PCS Service as Private Label Service with the Qwest Marks as restricted by this Agreement, Qwest will not, directly or indirectly, sell Private Label Service to a reseller of PCS Services, unless otherwise required by applicable law.

          2.1.6 Qwest may offer any other telecommunications services in conjunction with the Private Label Service. Qwest may sell Private Label Service through its IRs, but Qwest will be responsible for all aspects of the calculation and payment of any commissions or other payments of any kind to its IRs. Qwest will be solely responsible for ensuring that its IRs comply with all the terms and conditions of this Agreement.

          2.1.7 Notwithstanding any provision in this Agreement, all references to responsibility for acts of IRs, employees or agents of a party are to be interpreted as to responsibility as between the parties to this Agreement and shall not be interpreted as shifting responsibility between a party and its IRs, agents or employees

        2.2.    Private Label Service Exclusivity

        Sprint is Qwest's sole and exclusive provider of PCS Service or similar wireless telephony service in the Markets. Notwithstanding the preceding sentence, Qwest may continue to service its wireless customers until the last of Qwest's wireless customers are converted to the Network. This Section 2.2 exclusivity provision does not apply to Qwest provided or subcontracted content, applications or other similar data services offered separately from Sprint 3G Data Service and Sprint 2G Data Service.

        2.3.    [****]

        If Qwest maintains average monthly usage measured over the previous 12 months of more than [****] minutes per month under this Agreement, and if Qwest is current on all payments under this Agreement, then Qwest may, [****] beginning 12 months after the In-Service Date, [****] as provided under this section. Sprint shall [****] within 30 days of receipt of Qwest's request and certify the [****] in writing upon completion.

[****]

3.     TERM

        3.1.    General

        Subject to the breach and early termination provisions set forth in Section 14, the term of this Agreement will commence on the Effective Date and continue for 5 years from the In-Service Date. The Agreement will automatically renew for successive 1 year terms until either party provides 60 days advance written notice to the other of non-renewal.

        3.2.    Phase-Out Period

        Upon early termination or notice of non-renewal of this Agreement, the applicable phase-out periods set forth in Section 14.3 apply. During any phase-out period, all provisions of this Agreement continue to apply, except for contract rate review rights under Section 18, price protection in Section 2.1.1 of Schedule 1, and access to new products and services under Section 6.1.

4.     CONVERSION PLANS

        The parties will jointly develop a conversion plan that identifies the timing, costs and the parties' responsibilities associated with effectuating Qwest's ability to offer Private Label Services to new customers and the migration of existing Qwest wireless customers to the Private Label Service (the "Conversion Plan"). Commencing no later than one week from the Effective Date, the parties will meet at least weekly to prepare the Conversion Plan utilizing Schedule 4.0 as a roadmap. The parties target for the completion of the integration portion of the Conversion Plan is 15 days after the Effective Date, the initial draft migration portion of the Conversion Plan within 45 days of the Effective Date, and the finalization of the entire Conversion Plan within 60 days of the Effective Date.

        The Conversion Plan will include a mutually agreed upon estimate of the costs that Sprint will incur during the conversion that Qwest is responsible for under this Agreement. Qwest will pay for Sprint's actual costs incurred integrating systems, features and platforms, and the costs of migrating the existing Qwest wireless customers to the Private Label Service. Customized Services to be completed by the In-Service Date and to be further described in the Conversion Plan are identified in Section I of Schedule 8. If Sprint's actual costs to integrate systems, features and platforms and to migrate the existing Qwest wireless customers exceeds 125% of the mutually agreed upon estimate, Qwest shall pay the costs subject to the Section 19.8 dispute resolution process. In no event shall Qwest be required to pay any costs associated with Sprint's need to build out its Network and Facilities to accommodate the increase in wireless users brought about by this Agreement.

        The Conversion Plan will also address a) how to handle Qwest customers with handsets and devices that are not compliant with the Network and b) the Network gaps identified in Section 7.7.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Sprint will not be responsible or liable for any claims or damages that arise from non-compliant handsets or devices.

        The parties' current target to begin activating new End Users is November 1, 2003. The parties' current target to begin converting Qwest wireless customers that exist as of the In-Service Date to the Network is January 15, 2004, with target completion of conversion of all Qwest wireless customers being July 1, 2004. The parties shall use good faith efforts to meet the preceding target dates.

5.     REPRESENTATIONS AND WARRANTIES

        Each party makes the following representations and warranties, as applicable, as of the Effective Date:

        5.1.    Due Incorporation or Formation; Authorization of Agreements

        Each party is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each party has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Qwest is a wholly owned subsidiary of Qwest Corporation, which is a wholly owned subsidiary of Qwest Services Corporation, which is a wholly owned subsidiary of Qwest Communications International Inc., which is traded on the NYSE under the symbol "Q". The wireless business operated by Sprint is represented by a tracking stock that is traded on the NYSE under the symbol "PCS."

        5.2.    No Conflict; No Default

        Neither the execution, delivery or performance of this Agreement nor the consummation by the parties of the transactions contemplated herein will conflict with, violate or result in a breach of (a) any applicable law, regulation, order, writ, injunction, decree, determination or award of any Governmental Authority, (b) any of the terms, conditions or provisions of the certificate of organization, bylaws or other governing documents of the party, or (c) any material agreement (including, but not limited to, the Sprint agreements with the Sprint Service Provider Affiliates, and the Sprint agreements pursuant to which Sprint provides its Sprint 3G Data Service in particular and the PCS Service in general) or instrument to which the party is or may be bound or to which any of its material properties, assets or businesses is subject. Neither party has received any currently effective notice of default under any agreement that could reasonably be expected to impair in any material respect its ability to perform under this Agreement.

        5.3.    Litigation

        Except as provided below, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the party, threatened (in writing) against or affecting the party or any of its properties, assets or businesses which could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this Agreement.

        Qwest acknowledges that certain of the Sprint Service Provider Affiliates have initiated or threatened claims against Sprint and that possible outcomes of such claims may have an adverse and material impact on Sprint's ability to provide service in the areas managed by such Sprint Service Provider Affiliates. If an adverse and material impact occurs, Sprint will provide notice of the impact as soon as practical.

        5.4.    Sprint Licenses

        Sprint represents and warrants that it has adequate federal, state and local licenses to allow it to offer the PCS Services for the term of this Agreement and that it will use good faith efforts to maintain them for the duration of this Agreement.

6.     SCOPE OF PCS SERVICE

        6.1.    New PCS Service    Any new consumer PCS Service will be made available to Qwest to allow Qwest to offer the new service as Private Label Service [****]. Sprint shall provide notice of its intent to offer any new consumer PCS Service to Qwest at least [****]. If Sprint decides to add a new PCS Service in [****], Sprint will in good faith provide Qwest as much notice as possible to allow Qwest to

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

offer the new PCS Service [****]. Qwest acknowledges that availability of new consumer PCS Services to End Users may be limited due to handset or device availability constraints.

        If Sprint determines, as a result of extraordinary technical constraints, such as unique PCS Services billing, provisioning and access to End User data limitations, that a new consumer PCS Service will not be available to Qwest as required above, Sprint will notify Qwest of the constraints no less than [****] of the new consumer PCS Service. Sprint will use commercially reasonable efforts, after determining that there is a technical constraint, to make the new consumer PCS Service available to Qwest End Users [****].

        In order to allow Qwest to launch the new service, Customized Service (as hereinafter defined) may be necessary.

        6.2.    Service Level Agreements    Attached as Schedule 7.0, is the Network SLA that details certain Network and performance standards, along with the remedies for failure to meet them. Further, attached as Schedule 9.0, is the Intercompany SLA that details certain performance standards for certain company to company interfaces and obligations, along with the remedies for failure to meet them. The remedies contained in the SLAs shall not limit any other claims or rights Qwest may have under this Agreement or at law.

        6.3.    Limitation on Scope of PCS Service

          6.3.1. General

          Qwest acknowledges and agrees as follows:

    (i)
    PCS Service is available to compatible Sprint-certified handsets (see Section 8.1.1) only within the coverage area of the Network;

    (ii)
    PCS Service may be temporarily refused, interrupted, curtailed or otherwise limited because of transmission limitations caused by any factor, including atmospheric, environmental or topographical conditions, Facilities limitations or constraints. Sprint shall notify Qwest as soon as commercially practicable regarding any such material interruption or curtailment of PCS Service;

    (iii)
    PCS Service may be temporarily refused, interrupted, curtailed or otherwise limited because of transmission limitations caused by any planned Facilities change, modifications, updates, relocations, repairs, maintenance or other similar activities necessary for the proper or improved operation of the Facilities. Sprint's notification requirements for the same are contained in the Private Label Operations Manual.

          6.3.2. Availability of Facilities and Licenses

          Sprint's obligation to provide PCS Service to Qwest is conditioned on Sprint's ability to obtain, retain and maintain, without unreasonable expenses, suitable Facilities and licenses, including the License for each Market.

          6.3.3. Highly Concentrated Usage

          If Qwest or End Users create situations that cause Highly Concentrated Usage in limited areas on the Network, Qwest and End Users may encounter temporary capacity constraint related symptoms, such as excessive call blocking or call dropping. Sprint is not liable to Qwest or End Users with respect to any claim or damage related to or arising out of or in connection with a Qwest or End User created Highly Concentrated Usage situation that results in (i) any such temporary capacity constraint, (ii) any coverage gap or (iii) any temporary PCS Service refusal, interruption, curtailment or other limitation described in Section 6.3.1 (ii).

          Qwest may notify Sprint of anticipated Highly Concentrated Usage by End Users in a particular area on the Network, including any anticipated temporary capacity constraint related symptoms. Sprint will notify Qwest after receipt of its notice within 10 days whether Sprint, in its sole discretion, can make adjustments to the Network to meet anticipated Highly Concentrated Usage.

          6.3.4. Sprint 2G Data Services and Sprint 3G Data Services

          With respect to Sprint 2G Data Services and Sprint 3G Data Services, Qwest acknowledges and agrees that:

    (i)
    Sprint will control the user interface and content, including the menu screen default settings and functionality for the Sprint 2G Data Service and 3G Data Services that will be available to the End User on the End User's handset. Qwest will not directly or

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      indirectly alter or modify the Sprint 2G Data Services or 3G Data Services content or data settings, which Sprint makes available to the End User, nor will it intentionally enable End Users to do so. If an End User violates this Section 6.3.4(i) provision, Sprint may terminate such End User's access to the Sprint 2G Data Services and 3G Data Services;

    (ii)
    Sprint is not a publisher of the third party content accessed through Sprint 2G Data Services or Sprint 3G Data Services. Sprint is not responsible to Qwest or its End Users for any content, including information, opinions, advice, statements or services that are provided by third parties and accessible through Sprint 2G Data Services or Sprint 3G Data Services or any resulting damages there from. Sprint does not guarantee the accuracy, completeness or usefulness of information that is obtained through the Sprint 2G Data Services or Sprint 3G Data Services. Sprint makes no representations or warranties regarding the provider, scope or nature of the content or services that will be available by default to the End User. The inclusion of any content in the default settings on the End User's handset is not an endorsement or an acceptance of any liability with respect to the content;

    (iii)
    Sprint shall have no responsibility for ensuring that handsets used by End Users to which Qwest provides data connectivity are enabled with data connectivity. Qwest acknowledges that not all handsets are enabled with data connectivity nor are all handsets capable of use as a data modem; and

    (iv)
    Sprint will not provide any content or service similar to Premium Services via Sprint 2G Data Services.

          6.3.5. Data Connection Materials Software License

          Before use or distribution of the Data Connection Materials (defined in Schedule 1.0, Section 2.2.3(b)), Qwest must first execute and deliver to Sprint a Data Connection License Agreement in the form attached hereto as Exhibit A.

          6.3.6. Unsolicited Electronic Messages

          If Sprint reasonably determines that Qwest, its billing agent, or any of Qwest's End Users are utilizing the MTSMS OR MOSMS to send unsolicited electronic messages, Sprint will have the right to discontinue the provision of MTSMS OR MOSMS to the offending End User upon 10 days notice to Qwest. This prohibition does not apply to Qwest originated MTSMS messages notifying an End User when they have reached a certain credit threshold or relating to Qwest services, as long as such Qwest originated MTSMS messages or the sending thereof does not violate any applicable laws or regulations of a Governmental Authority.

          6.3.7. Qwest MTSMS

          All Qwest originated MTSMS must be sent through a Sprint pre-approved dedicated connection to the BMG. Qwest MTSMS must be sent using short message peer-to-peer (SMPP) protocol. If Sprint reasonably determines that Qwest is in breach of any of the terms of this Section 6.3.7, in addition to any other remedies Sprint may have under this Agreement, Sprint may immediately discontinue Qwest's ability to send Qwest originated MTSMS upon 5 days notice.

          6.3.8. End User MTSMS Security

          Sprint's End User MTSMS system is run through a dedicated IP address on its BMG. Due to this transmission method, an End User's MSID, MDN, ESN, or other information may be transmitted over the Internet when using End User MTSMS. Qwest is responsible for informing its End Users of the risks associated with such End User MTSMS use. Qwest's Internet privacy statement is located at www.qwest.com. Qwest may work with Sprint regarding future security improvements which may increase the security of such messaging, including but not limited to use of frame relay connections or virtual private network lines.

          6.3.9. MTSMS Queuing

          If an individual handset is unable to receive a MTSMS message because the handset is: (a) turned off; (b) Roaming; or (c) traveling in a Sprint Service Provider Affiliate Market that does not have text messaging capabilities, MTSMS messages will remain in a queue for up to 72 hours. After 72 hours, any MTSMS message that has not been sent will be deleted. Currently, the maximum number of MTSMS messages that can be queued for a single handset is 30, or as adjusted because of system changes.

          6.3.10. MOSMS

          If, and when MOSMS is made available, the parties will work together to formulate mutually acceptable terms and rates for the service. In general, similar terms and rates found in Section 6 and Schedule 1.0 that apply to MTSMS will apply to MOSMS. If MOSMS is offered by Sprint without the parties negotiating additional terms, the terms and rate that apply to MTSMS will apply to MOSMS.

          6.3.11. Sprint 3G Data Services

          Sprint 3G Data Services will be made available for marketing, sale and activation in accordance with the terms of this Agreement, only after Sprint has developed the systems and back office capabilities to allow it to provision and bill Qwest for Sprint 3G Data Services. The content and Premium Services included in the Sprint 3G Data Services will be limited by restrictions in third-party agreements. Sprint will use commercially reasonable efforts to ensure that the content and Premium Services included in the Sprint 3G Data Services are the same as the content and services offered by Sprint to Customers. If Sprint cannot enable Qwest to offer End Users access to the same content and services, then Sprint will be obligated to provide, at no cost to Qwest, an alternative home deck solution that will enable Qwest to offer End Users access to the Sprint 3G Data Service that is substantially similar to the content and services offered by Sprint to Customers. Sprint shall use good faith efforts to make the Sprint 3G Data Services available, as described above, so Qwest may offer End Users access by the In-Service Date.

          Sprint 3G Data Services usage will be calculated on a per kilobyte basis and billed per Schedule 1.0. As long as an End User's Sprint 3G Data Services enabled device is connected to the Network, Qwest will be incurring data usage. End User's cannot receive incoming voice calls while using Sprint 3G Data Services. Data usage is rounded up to the next whole kilobyte. Rounding up occurs at the end of each separate session or each clock hour (at the top of each hour), if the session spans more than 1 clock hour. When traveling on the Network, a session may be ended and new session initiated, although no interruption to the actual data session will occur. Each individual session will be rounded up. Sprint 3G Data Service usage and related service used will vary widely, depending on the specific application or service used. Qwest will be charged for all data exchanges. Usage for partial and interrupted data downloads or other use, including re-sent data, and for unsuccessful attempts to reach web sites and use other applications and services, including those resulting from dropped network connections, will be included in Qwest's total kilobytes in any one month. Qwest's invoice will not separately identify the number of kilobytes attributable to an End User's use of specific sites, sessions or services used. If an End User uses a device that does not have a voice plan associated with it to make a voice call (i.e. PDA, laptop computer), Qwest will incur a charge of [****] per minute for calls made on the Network.

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          Use of Sprint 3G Data Services requires the purchase of a Sprint 3G Data Services enabled PCS phone or other device, and is subject to any software, memory, storage or other limitation in the phone or other equipment. Not all applications and services work, or work the same, on all Sprint 3G Data Services enabled phones and devices. Sprint 3G Data Services is not available when End Users are Roaming and are not currently available in certain portions of select Sprint Service Provider Affiliate Markets.

          Sprint is not responsible for any opinions, advice, statements, services applications or other information provided by third parties and accessible through Sprint 3G Data Services. Neither Sprint nor its vendors or licensors guarantees the accuracy, completeness or usefulness of information that is obtained through the Sprint 3G Data Services. Use of certain Sprint 3G Data Services, including some messaging services, may result in the disclosure to others of the End User's email address and other information in connection with the Internet usage. Qwest acknowledges that due to such disclosures, End Users may receive advertising, warnings, alerts and other messages, including broadcast messages.

          6.3.12. Premium Services

          Qwest, in addition to the MRC for Sprint 3G Data Service, will be charged the rates for Premium Services described in Attachment No. 1-A of Schedule 1.0. The content of the Premium Services included in the Sprint 3G Data Services will be limited by restrictions in third-party agreements. Sprint will use commercially reasonable efforts to ensure that the content of the Premium Services included in the Sprint 3G Data Services is substantially similar to the content offered by Sprint to Customers. Sprint makes no warranties or representations with regard to third party Premium Services. Premium Services provided to Qwest will operate consistently with those similar services provided to Customers.

        6.4.    Handsets and Devices

        Qwest is responsible for acquiring its own handsets and devices for sale to End Users that are compatible with the Network. Qwest may purchase the handsets and devices from Sprint, from the manufacturer, or from a fulfillment vendor.

          6.4.1. Sprint Offered Handsets

          Sprint will offer approved handsets directly to Qwest, or will facilitate Qwest's purchase of handsets from manufacturers to the extent existing contractual relationships permit Sprint to sell the handsets or devices to Qwest. Sprint and Qwest will negotiate and execute a separate agreement that will cover the direct sale by Sprint of handsets or other equipment or products to Qwest that will include the points in the term sheet attached hereto as Schedule 10.

          6.4.2. Manufacturer Provided Handsets

          If Qwest chooses to purchase handsets directly from the manufacturers, Qwest will be responsible for making sure the handsets are Sprint-certified and approved handsets as further specified in the Private Label Operations Manual.

          6.4.3. Handling and Logistic Services

          Sprint may, from time to time, offer to Qwest the handset handling and logistics services set forth in the Private Label Operations Manual upon agreement to a mutually acceptable fee. Sprint may, in its sole discretion, increase, decrease or discontinue the handset handling services that it provides to Qwest, upon 90 days prior notice.

          6.4.4. Accessories

          Qwest will be responsible for making its own arrangements to purchase accessories from manufacturers selected by Qwest and arrange for delivery of those accessories directly to Qwest. Sprint will not provide any handling or logistics services with respect to accessories.

        6.5.    Coverage Maps

        Sprint will make coverage maps available to Qwest for its use as more particularly described in the Private Label Operations Manual. The maps will show only active coverage areas. Any Sprint logo or identification must conform to the PCS Private Label Solutions Program Branding Guidelines included within the Private Label Operations Manual. However, the maps will not imply that the network or the facilities are owned or operated by Qwest.

        PCS Service may not be available in all areas shown on the coverage maps due to a variety of factors, including relocation or modification of Facilities, environmental or topographical conditions, such as building configuration, or unexpected capacity demands. The maps will not reflect temporary coverage changes or gaps. If Sprint becomes aware of any material deficiencies in its maps, it shall provide Qwest with notice of same as soon as commercially practicable.

        Sprint is not liable to Qwest or End Users for any claim or damage related to or arising out of or in connection with any map information, including the accuracy thereof.

        6.6.    MDN Pooling

        Qwest will utilize the "MDN Pooling" process as described in the Private Label Operations Manual to assign MDNs under this Agreement. "MDN Pooling" means that all Sprint MDNs will be held in a single repository without systematic sequential numbering restrictions. Sprint may change its policy of MDN administration with 30 days' prior written notice to Qwest.

        6.7.    MAF Feed

        Sprint will provide the MAF Feed to Qwest in accordance with the Private Label Operations Manual. Sprint acknowledges that Qwest will use the MAF Feed to generate End User bills. The MAF Feed will be free of material defects.

        6.8.    Private Label Operations Manual

        The parties will work together, and meet as needed to develop a customized Private Label Operations Manual which shall address the unique aspects of the parties' relationship. The parties shall complete the customized Private Label Operations Manual within 60 days of the Effective Date.

        Sprint may update the Private Label Operations Manual so long as the updates do not materially modify Qwest's rights or obligations under the Agreement. Any updates to the Private Label Operations Manual terms and conditions will be in the same manner and to the same extent as Sprint modifies the operations manual of other similarly situated Sprint private label services customers.

        6.9.    Customized Services

        If Qwest and Sprint mutually agree in writing that Sprint and Qwest should investigate the feasibility of providing implementation, customization, interface development or other specialized services that are not included in this Agreement ("Customized Services") the parties will formalize such agreement through the Work Order Policy & Process to be contained in the Private Label Operations Manual. The parties will work under the Work Order Policy & Process only if they initially agree to investigate the feasibility of providing Customized Services and nothing in this Section 6.9 will be construed as an obligation to provide or order Customized Services. The initial Customized Services are identified on Schedule 8.0.

7.     PRICES AND TERMS OF PAYMENT

        7.1.    Charges

        Qwest will pay Sprint for all charges associated with the use of the PCS Service by Qwest as listed and computed in the attached Schedule 1.0. Disputed charges are governed by the procedures set forth in Section 7.3. All charges under this Agreement are stated in US dollars.

        To the extent Qwest fails to make any undisputed payment when due, and does not cure the failure as described in this Agreement, Qwest Communications Corporation will be obligated to pay the unpaid amount.

        7.2.    Invoices

        Sprint will provide to Qwest one monthly invoice (that will include the Billing Data) electronically (except for CDRs that are only available on media as described in the Private Label Operations Manual) and via certified mail that contains the charges incurred by Qwest for the previous month. Qwest acknowledges that some charges incurred in a billing cycle may not appear on the invoice or the Billing Data for that billing cycle and that those charges may appear on subsequent invoices. Qwest will be liable to Sprint for those charges and will pay them in accordance with this Section 7.2. Payment for each invoice is due by automated clearing house (ACH) within 30 days ("Due Date") of the date of Qwest's receipt of the invoice and the Billing Data. If an invoice or Billing Data is not received by Qwest within 10 days after the customary billing cycle cut off date established by previous transmittals, Qwest will provide notice to of same if it has actual knowledge of the missing invoice or Billing Data. An invoice will be deemed paid when Sprint receives the payment at the location designated in the Private Label Operations Manual. Subject to the change management procedure described in attached Schedule 5.0, Sprint may, modify, change or update the invoice content, invoice format or the billing cycle.

        Payment for (i) defective billing records or (ii) stale billing records, which are records that Sprint did not forward to Qwest within the period described in the Private Label Operations Manual, may be disputed under the procedures set forth in Section 7.3. Sprint's billing practices and policies are described in the Private Label Operations Manual. Sprint may bill certain MRCs (e.g. MRC for Sprint 3G Data Service) in advance. Billed charges (per call or event) that result in fractional cents will be rounded up to the next whole cent. Charges for most PCS Services are incurred in one minute increments with partial minutes of use rounded up to the next highest minute.

        7.3.    Late Payments and Early Payment Discount

        For amounts not disputed in good faith and not paid by the Due Date, Qwest will pay a late payment charge of one percent (1.0%) per month (or the maximum amount allowable under applicable law, whichever is less), assessed on a pro-rata basis for each day late. The applicable late payment interest will begin accruing on the tenth day after the Due Date for the past due amount until paid in full. Qwest shall receive an early payment discount of half a percentage point (0.5%) off the total of each invoice, for each invoice that it pays in full (less any amounts disputed in good faith) at least 20 days prior to the Due Date. The discount will not apply to disputed amounts.

        If Qwest pays two invoices more than 10 days after the Due Date within any rolling 6 month period of time, late payment interest will apply starting on the third day after the Due Date for any subsequent invoices that are not paid by the Due Date.

        7.4.    Disputed Charges

          7.4.1. General

          Qwest may not dispute amounts aggregating less than $10,000 on any invoice(s) during a single billing cycle. Qwest may withhold payment of the disputed portion of any invoice until the dispute is resolved under this Section 7.4. Qwest must timely pay the undisputed amount of any invoice as provided in Section 7.2. Upon resolution of any dispute, payment of any disputed and withheld amount that is determined to be due and owing is due and payable within 12 days following resolution of the dispute. Nothing in this Section 7.4 prohibits Qwest from informing Sprint of any suspected billing errors on any invoice.

          7.4.2. Standard Dispute Periods

          Qwest will use good faith efforts to provide to Sprint written notice of any disputed charges on or before the Due Date of items contained in an invoice, along with a detailed explanation of the nature of the dispute. Qwest's explanation must detail disputed airtime, toll, Roaming, if applicable, taxes and other charges specifically, with an explanation for each. Any dispute of an invoice that does not contain the detail described in the previous sentence will not be a valid dispute until the detail is provided. Sprint will provide Qwest with its determination regarding disputed charges within 30 days after receipt of Qwest's dispute notice and explanation, and will credit Qwest's account, if appropriate, within that 30 day period. If Qwest fails to dispute charges before the Due Date, Qwest must pay the entire invoice amount, but may seek executive review (Sprint V.P. or higher) of the dispute. If, after the Sprint executive review, which will be complete within 15 days after the dispute is escalated, Sprint determines the dispute of an invoice (or part thereof) that has already been paid is valid, Sprint will credit Qwest's next invoice in the amount of the valid disputed charges. If Qwest does not agree with Sprint's determination of the dispute of an invoice (or part) that has already been paid, Qwest may exercise any remedy it has under this Agreement or at law. Except for credits granted Qwest and not reflected on an invoice within 60 days of the credit, Qwest may not withhold any amounts from current period payments for disputes from any prior invoices.

        7.5.    Taxes and Other Levies by Governmental Authorities

          7.5.1. Taxes

          Qwest will provide to Sprint valid and complete resale exemption certificates for PCS Service purchased from Sprint and resold to End Users. Qwest is solely responsible for the computation, billing, and collection of all applicable Taxes to End Users on PCS Service purchased from Sprint and resold as Private Label Service to End Users. Qwest is solely responsible for the timely and accurate remittance of those Taxes to the appropriate tax jurisdictions. If Sprint is required to remit Taxes for which Qwest is responsible directly to a tax jurisdiction, Sprint will invoice Qwest for those Taxes and Qwest will pay them to Sprint under Section 7.2.

          7.5.2. Other Levies by Governmental Authorities

          Qwest is solely responsible for the timely and accurate remittance of other levies by Governmental Authorities or under Governmental Authorities' orders (i) on PCS Service, (ii) mandated to be paid in proportion to receipts from Private Label Service, or (iii) mandated to be paid in connection with the provision of Private Label Service, including Universal Service Fund ("USF") fees. If Qwest claims an exemption, Qwest will provide to Sprint a valid and complete exemption certificate. If Sprint is required to remit those levies directly to the Governmental Authority, Sprint will invoice Qwest for them and Qwest will pay them to Sprint under Section 7.2.

        7.6.    Mandates by Government Authorities

        Sprint is responsible for the timely compliance with all mandates issued by Government Authorities as they apply to the PCS Service provided to Qwest under this Agreement. These mandates include, but are not limited to: E911, TTY, LNP and CALEA. With regard to the functionalities or services encompassed in mandates issued by Government Authorities, Sprint agrees that it will treat End Users no differently than it treats Customers. Qwest is responsible for timely compliance with mandates issued by Government Authorities as they apply to Qwest.

        7.7.    Network Build Out For Coverage Gaps and No Coverage

        Attached hereto as Schedule 11 is a list of 42 Qwest owned or controlled cell sites (the "Qwest Sites") that Qwest believes are within Sprint Markets where Sprint has coverage gaps. Within 30 days of the Effective Date, Sprint will identify [****] of the sites where Sprint will provide coverage. Sprint will provide coverage by either building its own cell site or acquiring all or part of the Qwest Sites, along with the associated leases.

        The present coverage area of the Network does not include any markets in the states of Montana, Wyoming, North Dakota and South Dakota (the "Non-Sprint Areas"). Qwest will transfer certain network assets, including but not limited to cell sites, corresponding leases, and equipment within the Non-Sprint Areas (the "Qwest Network Assets"), subject to due diligence and mutually satisfactory terms and conditions, for [****] to Sprint in exchange for Sprint's agreement to assume Qwest's obligations for the Qwest Network Assets, so it may obtain coverage in the Non-Sprint Areas.

        The parties will, as part of the Conversion Plan, identify the timetable and process for transferring the Qwest Network Assets and Qwest Sites, and temporary use of spectrum if required.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

        Sprint will acquire Qwest Network Assets in Montana, subject to final mutual agreement on terms, and will communicate in writing its intention with respect to the offered sale of the remaining Qwest Network Assets within 60 days of the Effective Date.

8.     QWEST RIGHTS AND OBLIGATIONS

        8.1.    Handsets

          8.1.1. Compatibility

          Qwest will use, and will require its End Users to use, only handsets that:

    (i)
    are compatible with the PCS Service, the Network, and the Facilities;

    (ii)
    comply with Sprint's requirements for compatibility of handsets with the PCS Service and the Facilities, including the successful completion of Sprint's handset certification process and the use of the Handset Proprietary Information licensed to Sprint under Section 8.1.3, and

    (iii)
    comply with all applicable FCC or state legal requirements for compatibility of handsets with the PCS Service and the Facilities.

          If any handset used by an End User does not comply with the standards set forth in this Section 8.1.1, to the extent Qwest has actual knowledge, it will use commercially reasonable efforts to ensure that the handset is not used and, if necessary, terminate the use, or terminate the Private Label Service to the offending End User.

          8.1.2. Conversion of Phones

          Neither party will activate handsets that were originally activated by the other party.

          8.1.3. Sprint License to Use Certain Handset Proprietary Information in Handsets Using the Private Label Service

          For the term of and subject to this Agreement, Sprint grants to Qwest a non-transferable, royalty-free, non-exclusive license to use and sell at retail the Handset Proprietary Information, in object code form, solely to permit Qwest and End Users to use the Private Label Service. Except as provided in this Section 8.1.3, Qwest may not assign or sublicense any of its license rights or copy, change, alter or modify the Handset Proprietary Information.

          8.1.4. No Sprint Responsibility

          Except as otherwise provided in the handset agreement, Sprint will not be responsible to Qwest or any End User for the operation, testing or maintenance of any handsets. Sprint also will not be responsible for Qwest's handsets during transportation, handling, transfer, loading or unloading or any other time, except as otherwise provided in the Private Label Operations Manual. Sprint will not be required to make any changes, modifications or additions to its equipment, operations or Facilities to accommodate Qwest or the handsets provided by Qwest.

          8.1.5. Provision of ESN

          Before Qwest makes handsets available for sale to End Users or retailers in connection with providing Private Label Service, Qwest will provide to Sprint the ESN for each End User handset in accordance with the Private Label Operations Manual.

        8.2.    Qwest Staff

          8.2.1. General

          Sprint has no responsibility to (including, but not limited to, Qwest's IRs and other contractors):

    (i)
    Support and train End Users with respect to the Private Label Services; and

    (ii)
    Receive, investigate, and verify all complaints from End Users relating to PCS Service or Private Label Service.

          Qwest will report any issues with respect to the Private Label Service to Sprint only upon reasonable verification that the issue is due to reasons other than misuse or malfunctioning of End User handsets, the failure of those handsets to meet standards for compatibility with PCS Service or other elements or conditions within the reasonable control of Qwest.

          8.2.2. No Sprint Responsibility or Liability for Qwest Staff

          The staff employed or contracted for by Qwest to perform services for Qwest are not employees or agents of Sprint and Qwest assumes full responsibility and liability for their acts and omissions, including compliance by its staff (including its IRs and other contractors) with this Agreement, applicable federal, state and local laws, regulations, and judicial or regulatory orders, and relevant industry standards. All staff will be employed or contracted for at Qwest's sole expense and Qwest will be solely responsible for all employment benefits and withholding issues, including, workers' compensation, disability benefits, unemployment insurance or withholding income taxes and social security.

        8.3.    Qwest's Responsibility and Liability

        Qwest will be responsible for all services provided to End Users, such as End User credit verification, billing, collection, customer service, and all support necessary to provide Private Label Service and all risks and expenses in connection with, related to or arising out of the provision of Private Label Service. Qwest will not make any representation, warranty or covenant to any End User that would misrepresent or conflict with this Agreement. Qwest may provide written terms and conditions of service to End Users. Any terms of use provided by Qwest to End Users for Sprint 3G Data Services must conform substantially to the terms and conditions used by Sprint that will appear on the handsets and devices when End Users access Sprint 3G Data Services. Upon Sprint's request, Qwest will provide to Sprint all materials that Qwest makes available to any End User for Sprint's review to determine compliance with this Agreement. Qwest may delete non-public information prior to submitting those materials for Sprint's review. Sprint will notify Qwest if any sections need to be modified or deleted in order to ensure compliance with this Agreement and Qwest will comply with Sprint's reasonable requests. This Section 8.3 does not limit any obligation that Sprint has to Qwest under this Agreement.

        8.4.    Interference

        Qwest's agents, employees, IRs, representatives and End Users may not unreasonably interfere with the Facilities, the Network or the PCS Service in a way as to materially impair the quality of service provided by Sprint to its Customers. Notwithstanding this prohibition, upon discovery of the interference by either Sprint or Qwest, the party discovering the interference will promptly notify the other party and Qwest will promptly order the agent, employee, IR, representative or End User to cease the act(s) constituting the interference. Sprint, concurrent with notice to Qwest, may terminate the PCS Service to the End User and require Qwest to take appropriate action to eliminate the use or interference by the agent, employee, IR, representative or End User. The transfer of Qwest's customers from its network to the Network under the conversion plan developed by the parties will not trigger this provision.

        8.5.    Qwest's Reports to Sprint

        Qwest will provide to Sprint 15 days after the end of each quarter a rolling 12 month forecast, on a per Market basis, of increases and decreases of End Users, call volumes and any other information or report required under the Private Label Operations Manual. Qwest shall provide this report in good faith. Except as otherwise provide in this Agreement, Qwest shall have no liability for any variation between the forecast and the actual results.

        8.6.    Subpoena Compliance

        If a law enforcement agency contacts Qwest with a subpoena relating to End User MDN billing records or End User information, including but not limited to, End User name, address and credit information, Qwest must honor the subpoena.

        8.7.    Electronic Surveillance

        If a law enforcement agency issues a court order to Qwest relating to electronic surveillance of an End User MDN, Qwest shall honor the order.

9.     SPRINT'S RIGHTS AND OBLIGATIONS

        9.1.    Modifications

        Sprint may, in its sole discretion, change or update the Facilities or Sprint's operations, equipment, software, procedures or services. Sprint will not be liable to Qwest or to End Users if those modifications, changes or updates require changes to, updates of or modifications of Qwest's or End Users' handsets or other products, accessories, systems or procedures. Sprint may, in its sole discretion, offer services and products that are not similar to the PCS Service. Sprint will use the same efforts to avoid any material adverse impact on End Users that it uses to avoid material adverse impacts on its Customers. Sprint will follow the Change Management Process detailed in Schedule 5.0 when making modifications to Facilities or Network that materially affect Qwest.

        9.2.    Roaming Services

          9.2.1. General

          Sprint will make Roaming available to Qwest in all areas in which Sprint has a Roaming agreement, on the terms and conditions contained in those agreements. Set forth in Schedule 1.0 is the average domestic and international Roaming rates for the second quarter of 2003. Qwest End User's will use the Sprint PRL provided by Sprint. Qwest hereby acknowledges and agrees that Sprint is not responsible for the billing practices, service charges or availability of Roaming provided by Roaming providers, and that Sprint is not obligated to provide Roaming in areas in which Sprint has not entered into Roaming agreements or loses its Roaming agreements. Manual Roaming may be available dependent on the arrangements established and the level of service provided by each Roaming provider.

          9.2.2. Disputes Concerning Roaming

          If material disputes concerning charges for Roaming minutes occurs, Sprint will process the disputes with the Roaming providers in accordance with Sprint's Roaming agreements. Disputes are considered material if the amounts in dispute exceed $10,000 in the aggregate during any single billing cycle. All disputes concerning Roaming fraud [****]. If the Roaming provider provides an adjustment to Sprint for the disputed charges, Sprint will credit that adjustment to Qwest. In no event will the credit exceed the lesser of (i) the Roaming charges that Sprint billed to Qwest or (ii) the credit that Qwest provided to its End Users. Liability for Roaming Fraud is detailed in Section 21.

        9.3.    Sprint's Reports to Qwest

        Sprint will provide to Qwest the reports specified in the Private Label Operations Manual.

10.   LIMITATIONS OF WARRANTIES AND LIABILITIES

        10.1.    No Warranties

        Except as otherwise provide in this Agreement, Sprint makes no warranties, express or implied, regarding the PCS Service or, if applicable, any equipment, product or other good provided by Sprint. Specifically, all implied warranties are disclaimed, including any warranties of merchantability, fitness for a particular purpose, use, or non-infringement. No one is authorized to make any warranty on Sprint's behalf, and Qwest cannot rely on any statement of warranty. Qwest acknowledges that Sprint is not the manufacturer of any equipment or handset.

        10.2.    Limitations on Liability

        Except for claims that arise under Sections 11, 13, and 16, and liquidated damages claims under Sections 14 and 15, neither party is liable to the other for special, indirect, incidental, exemplary, punitive or consequential damages, including loss of profits, related to or arising out of a party's performance under this Agreement.

11.   TRADE NAME, TRADE MARKS AND SERVICE MARKS

        11.1.    Sprint Marks

        Sprint, under a license from Sprint Communications Company L.P., has been authorized to use and to sublicense and otherwise authorize others to use the Sprint Marks. Except as stated in the following paragraph, nothing in this Agreement grants to Qwest the right to use any Sprint service mark, trademark, or trade name that is confusingly similar to or a colorable imitation of any of the Sprint Marks, including in any of Qwest's advertisements, or to incorporate any Sprint Mark into any service mark, trademark or trade name used or developed by Qwest. Qwest does not acquire or claim any right, title or interest in or to the Sprint Marks through purchase of PCS Service or products, the provision of Private Label Service or otherwise. Notwithstanding the foregoing, to clarify its relationship with Sprint, Qwest may use the Sprint Marks (i) as provided in the relevant section in the Private Label Operations Manual and Sprint Brand Guidelines, or (ii) with Sprint's prior written approval. Upon Sprint's request, Qwest will provide to Sprint any materials using the Sprint Marks for Sprint's review to determine compliance with this Agreement. Qwest may delete non-public price information prior to submitting those materials for Sprint's review. Sprint will use commercially reasonable efforts to notify Qwest within 10 business days of receipt of any requested materials, if any sections need to be modified or deleted in order to ensure compliance with this Agreement. Qwest must comply with any adjustments or requests from Sprint on any requested materials and may not use a Sprint Mark without Sprint's express written consent.

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        Sprint grants to Qwest a limited, non-exclusive, non-transferable, revocable, license, with no right to sub-license (Sprint will provide a license agreement to Qwest's IRs substantially similar to the license granted herein for use of the Sprint Marks), to use the Sprint Marks in connection with the Sprint 3G Data Services consistent with the Sprint Brand Guidelines. Qwest is permitted to use the Sprint Marks to sell, distribute for sale, and promote the Sprint 3G Data Service to the extent any of the Sprint Marks appear on the Sprint 3G Data Services. Qwest is not permitted to use any of the Sprint Marks in any manner not specifically permitted in this Agreement without the prior written consent of Sprint. Qwest must use the Sprint Marks only in compliance with the terms of the Sprint Brand Guidelines and the Private Label Service Operations Manual. The Sprint Brand Guidelines will be provided to Qwest within 30 days of the Effective Date.

        Qwest acquires no right, title, or interest in the Sprint Marks or the goodwill associated with them other than the right to use the Sprint Marks in accordance with this Agreement. Qwest agrees not to challenge the validity of the Sprint Marks, nor assist anyone in doing so. Qwest further agrees not to make any application to register the Sprint Marks, nor to use any confusingly similar trademark, service mark, trade name or derivation during the term of the Agreement and thereafter. This paragraph shall survive the termination or expiration of this Agreement. Upon termination or expiration of this Agreement, all rights of Qwest to use the Sprint Marks shall expire and Qwest shall discontinue use of the Sprint Marks, and all material containing the Sprint Marks shall be destroyed by Qwest or returned to Sprint by Qwest, at the discretion of Sprint.

        11.2.    Qwest's Marks

        Nothing in this Agreement grants to Sprint the right to use and Sprint agrees that it will not use any Qwest service mark, trademark, or trade name (the "Qwest Marks") that is confusingly similar to or a colorable imitation of any of the Qwest Marks and will not incorporate the Qwest Marks into service mark, trademark or trade name used or developed by Sprint. Sprint does not acquire or claim any right, title or interest in or to the Qwest Marks through sale of PCS Service or products or otherwise.

        11.3.    Remedies for Violations

        If either party violates or threatens to violate Section 11, the other party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The parties agree that damages for violations of Section 11 may be difficult to ascertain or inadequate and that if either party violates or threatens to violate Section 11, the other party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute.

12.   INSURANCE

        Qwest must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance: (a) Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than $3,000,000 for each occurrence (combined single limit); and (b) Worker's Compensation and Employer's Liability insurance. All required insurance policies must be taken out with an insurance provider that maintains a Best Rating of not less than A-VII and that are licensed to do business in the jurisdictions where Qwest is doing business. Qwest agrees that certificates of insurance will be delivered to Sprint within 15 days of a Sprint request. All policies must contain an undertaking by the insurers to notify Sprint in writing not less than thirty (30) days before any cancellation of the insurance. The provision of insurance required in this Agreement will not be construed to limit or otherwise affect the liability of Qwest to Sprint.

        Sprint must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance: (a) Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than $3,000,000 for each occurrence

(combined single limit); and (b) Worker's Compensation and Employer's Liability insurance. All required insurance policies must be taken out with an insurance provider that maintains a Best Rating of not less than A-VII and that are licensed to do business in the jurisdictions where Sprint is doing business. Sprint agrees that certificates of insurance will be delivered to Qwest within 15 days of a Qwest request. All policies must contain an undertaking by the insurers to notify Sprint in writing not less than 30 days before any cancellation. The provision of insurance required in this Agreement will not be construed to limit or otherwise affect the liability of Sprint to Qwest.

13.   INDEMNIFICATION

        13.1.    Qwest's General Third Party Indemnity

        Qwest will indemnify and defend Sprint, the Sprint Affiliates, and their respective directors, officers, agents, employees and Customers (each, a "Sprint Indemnitee") from and against all claims, damages, losses, liabilities, costs, expenses and reasonable attorney's fees (collectively "Damages") arising out of a claim by a third party against a Sprint Indemnitee to the extent resulting from or alleged to have resulted from any wrongful or negligent act or omission of Qwest under or related to this Agreement or any allegation or claim of infringement or misappropriation of any intellectual property right, including without limitation patent, trademark, copyright or trade secret of any third party.

        13.2.    Sprint's General Third Party Indemnity

        Sprint will indemnify and defend Qwest, its Affiliates, and their respective directors, officers, agents, employees (each, a "Qwest Indemnitee") from and against all Damages arising out of a claim by a third party against a Qwest Indemnitee to the extent resulting from or alleged to have resulted from any wrongful or negligent act or omission of Sprint under or related to this Agreement, any claim arising under the Sprint Service Provider Affiliate agreements, the agreements which enable Sprint to provide the Sprint 3G Data Service, or any other agreement under which Sprint is required to obtain the consent or approval of a third party in order for Sprint to enter into and perform under this Agreement, or any allegation or claim of infringement or misappropriation of any intellectual property right, including without limitation patent, trademark, copyright or trade secret of any third party.

        13.3.    Indemnification Procedures

  (i)
  Promptly, upon becoming aware of any matter which is subject to the provisions of Sections 13.1 or 13.2 (a "Claim"), the party seeking indemnification (the "Indemnified Party") must give notice of the Claim to the other party (the "Indemnifying Party"), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

  (ii)
  The Indemnifying Party will, at its option, settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party's prior written consent. The parties will reasonably cooperate in the settlement or defense and, subject to appropriate confidentiality and joint defense privilege arrangements, reasonably give each other full access to all relevant information.

  (iii)
  If the Indemnifying Party (i) fails to notify the Indemnified Party of the Indemnifying Party's intent to take any action promptly after receipt of a notice of a Claim or (ii) fails to proceed in good faith with the resolution of the Claim, the Indemnified Party, without waiving any rights to indemnification, including reimbursement of reasonable attorney's fees and legal costs, may defend or settle the Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Claim.

  (iv)
  Neither party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim) if and only to the extent that the following materially prejudices the Indemnifying Party's ability to satisfactorily defend or settle the Claim:

  (a)
  a failure by the Indemnified Party to promptly notify the Indemnifying Party; and

  (b)
  a failure by the Indemnified Party to provide reasonable cooperation and information to defend or settle the Claim.

14.   BREACH, REMEDIES AND TERMINATION OF THE AGREEMENT

        14.1.    Breach

        Each of the following constitutes an event of breach under this Agreement:

  (i)
  Sprint or Qwest fails to make an undisputed payment of money under this Agreement, which failure continues for more than 10 days after receipt of a Breach Notice from the other party;

  (ii)
  Sprint or Qwest fails to comply with any material representation, warranty, obligation or covenant set forth in this Agreement, other than as described in sub-sections (i), (iii), and (iv) of this Section 14.1, which failure continues for a period of more than 30 days after a Breach Notice is received;

  (iii)
  Qwest's minutes of use during any one billing cycle, after the earlier of (i) 75% of the Qwest wireless users on the Qwest network as of the Effective Date have been transitioned to the Network or (ii) 12 months after the In-Service Date, is less than [****]; or

  (iv)
  Sprint or Qwest fails to comply with Section 11, if that failure is not cured as soon as practical upon receipt of a Breach Notice from the party owning or enforcing that mark or in case of repeated material violations (for which a Breach Notice has been received) after receipt of a Breach Notice on one occasion.

        Upon the occurrence of any uncured breach specified above, the non-breaching party may upon written notice to the breaching party, terminate this Agreement in its entirety or with respect to a specific Market or PCS Service (by example, Sprint may terminate use of the Sprint Marks and Sprint 3G Data Service for a material breach of Section 11), depending on the nature of the breach as determined by the terminating party in its reasonable discretion. Such termination shall trigger the applicable phase-out period in Section 14.3. The termination will be effective on the day following the end of the applicable phase-out period.

        In addition to the right to terminate this Agreement as described above, if Sprint terminates this Agreement in its entirety as a result of an uncured breach before the end of the 48th month after the In-Service Date, in addition to any unpaid amounts for services rendered, Qwest will be liable to Sprint for payments as detailed immediately following this paragraph, which the parties agree is a fair estimate of the damages incurred by Sprint as a result of the uncured material breach. The termination, payment for any unpaid amounts for services rendered, and the payment described in this Section will be Sprint's sole and exclusive remedy for such uncured breach(s). Sprint will invoice Qwest for the

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amounts due under this Section and Qwest will pay those amounts within 30 days after the date of Sprint's invoice.

# of months from In-Service Date	Payment Amount
1. 0-36	$	[****]
2. 37-48	$	[****]

        14.2.    Early Termination by Sprint Due to Loss of Licenses

        If Sprint ceases to be licensed by a Governmental Authority to provide PCS Service in all or a substantial part of the Markets, despite its compliance with Section 5.4, Sprint will notify Qwest of the loss of such licenses and may terminate this Agreement in its entirety without any liability (except for Sprint's phase out obligations) by giving Qwest at least 30 days prior written notice. Sprint may delete a market from Schedules 2.0, 2.1 or 2.2 at any time without any liability (except for Sprint's phase out obligations) by giving Qwest at least 30 days prior written notice, if Sprint ceases to be licensed by a Governmental Authority to provide PCS Service in that market despite its compliance with Section 5.4. If a license issued by a Governmental Authority that is required to provide PCS Service is revoked, and the Agreement is not terminated, the minutes of use in Section 14.1(iii) and Attachment No. 1 to Schedule 1.0 will be reduced by a pro-rata amount based on difference of covered population before and after the License loss.

        14.3.    Length of and Duties During the Phase-out Period

        Upon notice of termination of this Agreement in its entirety or with respect to a specific Market or Markets, Sprint, at Qwest's (or its successor in interest) request, will continue to provide PCS Service to Qwest (or its successor in interest) in the terminated Market(s) for a phase-out period as described below. Under phase-out governed by 14.3(i) and 14.3 (iv), Qwest (or its successor in interest) may continue to add new End Users or MDNs during the initial 30 days of the phase-out period. At the end of the phase-out period, Sprint may terminate PCS Service to Qwest (or its successor in interest) and the End Users on the Network without incurring any liability. The pricing for each Market in effect immediately before the date of the termination notice will remain in effect during the phase-out period.

  (i)
  The phase-out period for termination or market elimination under Section 14.2 is 365 days after the date of the termination notice and applies to those End Users on the Network as of the 30th day after the date of the termination notice.

  (ii)
  The phase-out period for termination under Section 14.1 (i) is 10 days after the date of the termination notice and applies to those End Users on the Network as of the date of the termination notice..

  (iii)
  The phase-out period for termination under any other provision in Section 14.1 is 60 days after the date of the termination notice and applies to those End Users on the Network as of the date of the termination notice.

  (iv)
  The phase-out period for termination for non-renewal of the Agreement under Section 3.1 is 365 days after the date of the non-renewal notice and applies to those End Users on the Network as of the date of the non-renewal notice.

        14.4.    Effect of Termination

        Termination of this Agreement is without prejudice to any other right or remedy of the parties under this Agreement. Termination of this Agreement for any cause does not release either party from

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any liability which, at the time of termination, has already accrued to the other party, or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination. Qwest will remain responsible for its obligations to its agents and End Users.

15.   TRANSFER, TRANSFER PAYMENTS AND QWEST CEASING TO PROVIDE PRIVATE LABEL SERVICE

        15.1.    Transfer and Transfer Payments

        If during the term of this Agreement, including any applicable phase-out period, Qwest either directly or indirectly, completes the sale/transfer of all or substantially all of its End User accounts and the rights and obligations under this Agreement (a "Sale"), which Sale creates a breach under Section 14.1, then Qwest and its successor will be liable to Sprint for transfer payments as detailed immediately below this paragraph, which the parties agree is a fair estimate of the damages incurred by Sprint as a result of the transfer. Sprint will invoice Qwest and its successor for the amounts due under this Section and Qwest or its successor will pay those amounts within 30 days after the date of Sprint's invoice.

# of months from In-Service Date to Sale	Transfer Payment
0-36	$	[****]
37-48	$	[****]
49+	$	[****]

        In addition to the payments described above, if a Sale, which creates a breach under Section 14.1, occurs within 48 months of the In-Service Date, Qwest and its successor will not directly target market to End Users that exist as of the Sale to induce them to move off of the Network. Qwest will not reprogram End User handsets or devices to facilitate transition off of the Network, for a period of 2 years from the Sale. The preceding restrictions will only apply for 1 year if the Sale occurs more than 48 but less than 60 months from the In-Service Date. If the Sale occurs 60 months from the In-Service Date or later, the preceding restrictions shall not apply. The preceding restrictions shall not restrict the general marketing and sales activities of Qwest or its successors or assigns.

        In the event of a Sale that results in a breach under Section 14.1, Sprint's obligations under Sections 2.3, 6.1, 6.4, 7.7, 18, and Schedules 1.0 (Section 2.1.1), 8.0, 10.0 and 11.0 will no longer be valid or enforceable during the time period End Users remain on the Sprint Network as outlined in the immediately preceding paragraph.

        If during the term of this Agreement, including any phase-out period (unless the Agreement has been terminated by Qwest pursuant to a Sprint breach under Sections 14.1(i), (ii), or (iv), or by Sprint pursuant to Section 14.2, in which case this provision shall not apply), Qwest enters into a Sale, on a stand alone basis or otherwise, to any entity, Sprint will consent to that transaction so long as the successor meets Sprint's reasonable credit requirements and the successor agrees to be bound by all of the terms and conditions of this Agreement, in which case Qwest shall be released from any continuing duties or liabilities hereunder.

        15.2.    Sprint Transfer; Qwest Ceasing to Provide Private Label Services

        If Sprint transfers any part of the Network in the Qwest ILEC States, short of a sale of all or substantially all of the Network, Sprint will require that the purchasing entity, as part of the transfer, assume Sprint's obligations under this Agreement as they pertain to the transferred portion of the Network within the Qwest ILEC States. In the event of such a transfer, Sprint will remain liable for all of its obligations under this Agreement for the portion of the Network not transferred.

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        If Sprint transfers or sells all or substantially all of its Network and Facilities to an entity that is not an Affiliate, Sprint will require the purchaser, as part of the sale/transfer, to assume all of Sprint's obligations underneath this Agreement, in which case Sprint will be released from any continuing duties or liabilities hereunder.

        If Qwest, directly or indirectly, approves any plan or proposal for liquidation or dissolution of Qwest or winds up, liquidates, or dissolves and in connection with that action Qwest ceases to provide Private Label Service to End Users, Sprint may market to all of Qwest's former End Users.

16.   CONFIDENTIALITY

        16.1.    Restriction

        Neither party will disclose any Confidential Information received from the other party, except as expressly provided in this Agreement. Each party will use the Confidential Information received from the other party only for the purpose of this Agreement. If Qwest transfers or sells this Agreement to a Strategic Competitor, Qwest and its successor will maintain the confidentiality of this Agreement and all Confidential Information and will allow only those individuals directly responsible for the operation of the Qwest (or its successor) business unit that offers Private Label Services to access Confidential Information.

        16.2.    Care

        The receiving party must provide the same care to avoid disclosure or unauthorized use of the Confidential Information as it provides to protect its own similar proprietary information. All Confidential Information must be retained by the receiving party in a secure place with access limited to only those of the receiving party's employees, lenders, accountants, attorneys, agents or others operating under the receiving party's control who need to know that information for purposes of this Agreement and to third parties as the disclosing party has consented to by prior written approval. Confidential Information supplied is not to be reproduced in any form except as required to accomplish the intent of this Agreement. As necessary to further the purposes of this Agreement, with prior notice to Qwest, and subject to appropriate restrictions regarding confidentiality no less restrictive than provided in this Agreement, Sprint Spectrum L.P. may disclose Confidential Information, subject to the terms of this Agreement, to any entity (i) for which it is building a wireless network, or (ii) for which it has an obligation to associate the wireless network of the entity to the Sprint Spectrum L.P. network.

        16.3.    Return

        All Confidential Information, unless otherwise specified in writing, must be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon request of the disclosing party, and, in any event, within 60 days of termination of this Agreement. At the request of the disclosing party, the receiving party will furnish a certificate of an officer of the receiving party certifying that Confidential Information not returned to disclosing party has been destroyed. Notwithstanding the foregoing, at the discretion of each party's legal counsel, a copy of the other parties Confidential Information may be retained solely in the files of the party's legal group for purposes of (i) winding up the termination of this Agreement; (ii) for purposes of resolving any disputes arising out or related to this Agreement; and (iii) complying with any applicable law, rule or legal obligation of the party

        16.4.    Limitation

        The parties agree that the term "Confidential Information" does not include information which:

  (i)
  has been published or is otherwise in the public domain through no fault of the receiving party;

  (ii)
  prior to disclosure under this Agreement is properly within the legitimate possession of the receiving party;

  (iii)
  subsequent to disclosure under this Agreement is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

  (iv)
  is independently developed by the receiving party without access to the Confidential Information;

  (v)
  is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Authority, so long as the party required to disclose the information provides the other party with prior notice of the order or requirement.

        16.5.    Relief

        The limitations of liability in this Agreement do not apply to either party's violations of this Section. If either party violates or threatens to violate this Section, the other party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The parties agree that damages for violations of this Section may be difficult to ascertain or inadequate and that if either party violates or threatens to violate this Section, the other party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute.

        16.6.    Information Security

  (i)
  To protect each party's Confidential Information from unauthorized use, including disclosure, loss or alteration, the parties will meet the Security Standards and (ii) inventory and test Security Standards before accepting the other's Confidential Information.

  (ii)
  Upon a parties' reasonable request, the other party will provide information to enable requesting party to determine compliance with this Section 16.6.

  (iii)
  Each party will promptly inform the other of any known or suspected compromises of Confidential Information as a result of that parties' failure to comply with the Security Standards.

  (iv)
  On a periodic basis, but in no event more than twice in any twelve (12) month period, a party may, upon ten (10) days' advance written notice, perform a vulnerability assessment to determine the other party's compliance with the Security Standards. If the requesting party has a reasonable basis to believe that the other has breached or is likely to breach the Security Standards, the requesting party may, upon five (5) days' advance written notice, perform a vulnerability assessment, which assessment will be in addition to any assessment in the ordinary course.

  (v)
  At a party's reasonable request, the other will promptly cooperate to develop a plan to protect Confidential Information from failures or attacks on the Security Standards, which plan will include prioritization of recovery efforts, identification of and implementation plans for alternative data centers or other storage sites and backup capabilities.

17.   ASSIGNMENT

        Neither party may assign this Agreement without the other party's prior written consent, except that (1) Sprint may assign the Agreement to a Sprint Affiliate so long as the Sprint Affiliate is responsible for the maintenance and operation of the Network and Facilities, (2) Qwest may assign the

Agreement to a Qwest Affiliate so long as the Qwest Affiliate is responsible for Qwest's obligations under this Agreement, and (3) the parties may transfer consistent with the transfer rights and obligations in Section 15. Any assignment in violation of this provision is null and void.

        This Agreement will be binding on the permitted successors and assigns of both parties through merger or otherwise.

18.   REVIEW OF CERTAIN [****]

        Qwest, not more than [****] per rolling twelve months may request an opportunity to verify the [****] (Section 9.2 and Schedule 1.0, Section 3), [****] (Schedule 1.0, Section 2.3), Sprint Service Provider Affiliate Market [****] (Schedule 1.0, Section, Section 2.5), and [****] (Schedule 1.0, Section 2.1.1). Qwest will give Sprint at least 30 days advance notice of the review request, along with the [****]. The parties will mutually develop procedures for the review. Sprint's external auditor will conduct the review at Qwest's expense. Sprint will charge the cost of the review under Section 7.2. Sprint's external auditor will determine whether Sprint properly applied the specified Agreement [****] to Qwest.

        Sprint's external auditor will issue a report within 30 days of completing the review. If the external auditor can not meet the 30 day deadline, it will notify Sprint, which will notify Qwest. Under no circumstances will the report be issued more than 60 days after the completion of the review. The review findings will be binding on the parties unless a party challenges the findings within 30 days of receipt of the report. Either party may challenge the auditor's findings by the dispute resolution procedure in Section 19.8. If a party challenges the auditor's findings, the decision of the arbitrator will be binding on the parties.

        If the review discloses an [****], Sprint will [****] on the next reasonably available invoice. If the review discloses an [****] of the [****] during the period covered by the audit, Sprint will [****] to Qwest on the next reasonably available billing cycle. If the review discloses an [****], Sprint will [****] and Qwest will [****] as required under this Agreement.

19.   GENERAL PROVISIONS

        19.1.    Notices and Inquiries

        Except as otherwise provided, all notices and inquiries be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, (with acknowledgment received by the courier), or by facsimile (with facsimile acknowledgment) addressed as follows:

  If to Qwest:

    Qwest Services Corporation
    1801 California, Suite 5200
    Denver, Colorado 80206
    Attn: EVP Consumer Markets
    FAX: 303.296.4252

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    With a copy to:

    Qwest Services Corporation
    1801 California, Suite 5200
    Denver, Colorado 80206
    Attn: General Counsel
    FAX: 303.296.5974

  If to Sprint:

    Sprint Spectrum L.P.
    [****]

    With a copy to:

    Sprint Spectrum L.P.
    [****]

        Any party may from time to time specify a different address by notice to the other party. Any notice is considered given as of the date delivered.

        19.2.    Construction

        The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any references to any agreement, schedule or exhibit or to any other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and that calendar day is not a business day for Sprint or Qwest, then the action or notice will be deferred until, or may be taken or given on, the next business day. This Agreement will be construed according to its fair meaning and not strictly for or against any party. No rule of construction requiring interpretation against the draftsperson will apply in the interpretation of this Agreement. Except as otherwise provided, if there are any inconsistencies between any Schedule or Exhibit, and the body of this Agreement, the body of this Agreement controls. If there are any inconsistencies between the Private Label Operations Manual and this Agreement, this Agreement controls.

        19.3.    Independent Contractors

        The parties do not intend to create any agency, partnership, joint venture or other profit-sharing arrangement, landlord-tenant, or lessor-lessee relationship, or any relationship other than seller-buyer. Qwest will not represent itself (i) as an agent or representative of Sprint or (ii) as a Qwest of PCS Service in any way not specifically provided for herein. Each party will be solely responsible for the payment of compensation, workers' compensation, unemployment insurance and for withholding or paying employment related taxes to or with respect to its own employees. Sprint will be solely responsible for or entitled to the payment or receipt of any fees paid to or received from third party service providers with respect to data, content or services, if any.

        19.4.    Survival

        The provisions of this Agreement that by its content survive the termination of this Agreement will survive the termination.

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        19.5.    Headings

        The article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

        19.6.    Severability

        Every provision of this Agreement is intended to be severable unless expressly indicated otherwise (e.g. see Section 2). If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the illegality, invalidity or unenforceability will not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects the intent.

        19.7.    Governing Law; Exclusive Venue

        This Agreement will be governed by and construed in accordance with the procedural and substantive laws of the State of New York without giving effect to its choice of law rules. Other than disputes covered by the first paragraph of Section 19.8, any cause of action or suit based upon or arising in connection with this Agreement filed by Qwest must be filed as appropriate in Johnson County, Kansas (State court) or Kansas City, Kansas (Federal Court), and must be filed by Sprint in State or Federal court, as appropriate, in Denver, Colorado.

        19.8.    Dispute Resolution and Jury Waiver

        For any dispute related to a [****] under Section 18, or a dispute relative to the actual costs incurred by Sprint under the conversion (Section 4), it will be submitted to the American Arbitration Association ("AAA"). The arbitration hearing will be before one arbitrator appointed by the AAA, will not last more than 12 hours, will be governed by the Federal Rules of Evidence and Federal Rules of Civil Procedure, will be conducted in Chicago, Illinois, and will take place within 45 days of the filing of arbitration notice.

        For all other disputes under this Agreement, each party waives its respective rights to a trial by jury of all claims or causes of action (including counterclaims) related to or arising out of this agreement or the transactions contemplated by this agreement brought by any party against any other party. This waiver applies to all subsequent amendments of this agreement.

        19.9.    Counterpart Execution

        This Agreement may be executed in any number of counterparts with the same effect as if each party had signed the same document. All counterparts will be construed together and will constitute one agreement.

        19.10.    Entire Agreement; Amendments

        This Agreement sets forth the entire agreement and understanding between the parties as to the subject matters covered therein and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this Agreement. Except as otherwise provided in this Agreement, no amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

        19.11.    Parties in Interest; Limitation on Rights of Others

        Except as otherwise provided in this Agreement, this Agreement is binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, will be construed to give any person other than the parties any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

        19.12.    Waivers; Remedies

        The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of any party in exercising any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, or any abandonment or discontinuance of steps to enforce the right, preclude any other or further exercise thereof or the exercise of any other right.

        19.13.    Force Majeure

        If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the party affected, the party affected by the force majeure is excused on a day-by-day basis to the extent of the interference, if the party notifies the other party as soon as practicable of the nature and expected duration of the claimed force majeure, uses all commercially reasonable efforts to avoid or remove the causes of nonperformance and resumes performance promptly after the causes have been removed. A "force majeure" under this Section 19.13 includes (i) acts of God, such as fire, flood, earthquake or other natural cause; (ii) terrorist events, riots, insurrections, war or national emergency; (iii) strikes, boycotts, lockouts or other labor difficulties, (iv) the lack of or inability to obtain permits or approvals, necessary labor, materials, energy, components or machinery, telecommunication line facilities or MDNs, and (v) judicial, legal or other action of any Governmental Authority.

        19.14.    Disclosure

        All media releases and public announcements or disclosures by either party relating to this Agreement, its subject matter or the purpose of this Agreement are to be coordinated with and consented to by both parties in writing prior to the release.

        19.15.    Compliance with Laws

        Each party will comply with all applicable material federal, state, county and local laws, rules, regulations and orders that apply to it, its operations and facilities.

20.   QUARTERLY REVIEW

        Within 30 days after the end of each financial quarter, the parties will meet at a mutually agreed upon location to review the following areas and subject matter to insure compliance with the Agreement:

  •
  All rates in schedule 1.0

  •
  Regulatory issues or changes

  •
  Network planning and forecasting

  •
  Schedule 7.0 and 9.0

  •
  Private Label Operations Manual

  •
  Fraud management

  •
  Handset and device acquisition

  •
  Interfaces (e.g. MAF and API)

  •
  Roaming relationships

  •
  NEW PCS SERVICES (6.1)

21.   FRAUD

        21.1.    Fraud Monitoring

        Sprint will monitor Network usage to attempt to detect fraudulent usage using Qwest MSIDs. For Roaming networks, Sprint will monitor usage to detect fraudulent usage only where Sprint has visibility to Roaming CDRs through a system similar to "Roamex". Sprint makes no guarantee that any or all fraud will be detected.

        21.2.    Fraud Reporting

        Sprint will notify Qwest (electronically or by FAX, as Sprint deems appropriate) of the detection by Sprint of "suspected" and "definitive" Cloning Fraud, or suspected usage fraud. Sprint will determine, in its sole discretion, whether an incident of Cloning Fraud is suspected or definitive, without any liability to Qwest. Sprint and Qwest will both designate a single point of contact to expedite the notices required under this Section, which contacts may be changed at any time with reasonable prior written notice to the other party.    Sprint's customary and ordinary procedures, as available from time to time, to detect fraudulent usage made using Qwest's MSIDs on the Network will not be inferior (except to the extent limited by Sprint's ability to access End User data) to Sprint's internal fraud detection.

        21.3.    Fraud Liability

        Sprint will track and process any credits requested by Qwest and associated with suspected and definitive Cloning Fraud, only if the Cloning Fraud exceeds a minimum threshold of $1,000 in the aggregate during any single billing cycle.

          21.3.1. Suspecting Cloning Fraud on the Network

          In case of suspected Cloning Fraud, Sprint will not terminate PCS Service to that MSID, unless Qwest directs Sprint to terminate PCS Service. If Qwest directs Sprint to terminate service to the affected MSID, Sprint will absorb the costs associated with that Cloning Fraud on the Network from the point the Network usage alarm notifies Sprint of the suspected Cloning Fraud up to [****] hours from the time Sprint provided notice of detection to Qwest. Qwest will be responsible for all charges after expiration of the [****] hour period. If Qwest does not request termination of service to the affected MSID, Qwest will be responsible for all charges.

          21.3.2. Definitive Cloning Fraud on the Network

          In case of definitive Cloning Fraud, Sprint will terminate service to the affected MSID concurrently with notice of detection to Qwest. Failure of authentication may be considered definitive Cloning Fraud. Sprint will absorb the costs associated with that Cloning Fraud on the Network. If Qwest reactivates the End User or overrides Sprint's deactivation of PCS Service, then Qwest is responsible for all Cloning Fraud and any other fraud or similar activity on the End User account.

          21.3.3. End User Fraud

          Qwest is responsible for all costs and procedures associated with End User fraud, such as subscription fraud, usage on lost or stolen handsets that Qwest fails to deactivate, or fraud occurring in connection with Qwest's agents, employees or representatives, such as employee-related theft.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

          21.3.4. Roaming Fraud

          [****] for Roaming fraud on Roaming networks that use systems that report usage to Sprint for fraud detection (currently Roamex) that allow Sprint timely visibility to Roaming CDRs, and the Roaming fraud is as a result of translation issues between the Roaming network and the Network. Qwest will assist Sprint to mitigate losses by performing countermeasures as requested by Sprint. Sprint will track and process any credits requested by Qwest and associated with Roaming fraud, only if the Roaming fraud exceeds a minimum threshold of $1,000 in the aggregate during any single billing cycle. All other Roaming fraud is Qwest's responsibility.

22.   ESSENTIAL SERVICES

        Subject to agreed upon Customized Services and to the extent the Network has been or will be provisioned for essential service usage (similar to the Government Emergency Telecommunication Service for wireline), Sprint will provide that service to Qwest in parity with the provision of that service to itself and eligible Customers.

This Agreement made as of the date first written above.

SPRINT SPECTRUM L.P.	QWEST WIRELESS LLC
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:
QWEST COMMUNICATIONS CORPORATION ACKNOWLEDGES ITS OBLIGATION IN SECTION 7.1
By:
Name:
Title:
Date:

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Schedule 1.0

PCS Services and other Services Pricing

1.     Description of Services, Rates and Charges

  1.1.
  Itemized below are the services on the Network (with the associated rates and charges) that comprise the PCS Service, and other services.

  1.2.
  In addition to any Customized Service charges or fees and other fees charged to Qwest under this Agreement, Sprint will charge and Qwest will pay a one time market implementation fee of [****], which is payable within 30 days of the Effective Date.

2.     PCS Service

  2.1.
  Voice Service, MTSMS and MOSMS Charges

  2.1.1.
  Voice Service Pricing and Adjustment within the Sprint Markets

      Sprint will charge Qwest the airtime rates per minute set forth in Attachment No. 1 for the End User's voice minutes of use within the Sprint Markets. The rates on Attachment No. 1 include any applicable interconnection charges. [****]

      For the time period equal to the shorter of (i) 75% of Qwest wireless users on the Qwest network as of the Effective Date have been transitioned to the Network or (ii) 12 months after the In Service Date, Qwest voice minutes of use will be priced at the [****]+ minute level in the pricing table set forth in Attachment No. 1. Thereafter, the Qwest voice minutes of use Service will be priced at the actual total monthly minutes of use as detailed in Attachment No. 1.

      Beginning with the first full fiscal quarter after Qwest has transferred to the Sprint PCS network more than 75% of its wireless customers that exist as of the In-Service Date, and then at the beginning of each fiscal quarter thereafter (excluding any phase out period), Sprint will perform a review of the rates for voice services in Attachment No. 1 to Schedule 1.0. Sprint will calculate Average Retail Yield at the beginning of each fiscal quarter. If the Average Retail Yield changes from one quarter to the next, for the rate associated with the [****]+ monthly minute of use tier, as shown on Attachment No. 1 to Schedule 1.0, Sprint will adjust Qwest's per minute rate by [****]% of the percentage change, and provide Qwest with an amended Attachment No.1 to Schedule 1.0. [****]. Any adjustments to the Qwest per minute rate will be implemented as of the first day of the second month following the fiscal quarter end.

      Average Retail Yield is calculated by dividing the Billed Revenue for the Calculation Period by the Billed Usage for the Calculation Period. The Calculation Period is defined as the 6 months preceding the end of each fiscal quarter. Billed Revenue means the average retail yield per user calculated without revenue from Sprint Vision or other 3G services multiplied by the number of Sprint subscribers (not including Sprint Service Provider Affiliate subscribers and Customers that purchase services similar to the PCS Services) for bill cycles that close within the Calculation Period. Billed Usage means the usage associated with the Billed Revenue.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

    2.1.2.
    MTSMS Charges

    (a)
    End User MTSMS Message:    [****] per message

      Each End User MTSMS message can include up to 160 characters. Individual handsets may not be able to receive a MTSMS message if the handset is: (a) turned off; (b) Roaming; or (c) traveling in a Sprint Service Provider Affiliate Market that does not have text messaging capabilities. Qwest must pay for each End User MTSMS message regardless of whether or not it is actually delivered to a handset.

      (b)
      Qwest MTSMS Messages:    [****] per message

      Each Qwest MTSMS message can include up to 160 characters. Individual handsets may not be able to receive a MTSMS message if the handset is: (a) turned off; (b) Roaming; or (c) traveling in a Sprint Service Provider Affiliate Market that does not have text messaging capabilities. Qwest must pay for each Qwest MTSMS message regardless of whether or not it is actually delivered to a handset.

    2.1.3.
    MOSMS Charges

      TBD

  2.2.
  Sprint 2G Data Service
  2.2.1.
  Data Connection—Standard Pricing (including Web browser): [****] per minute. Qwest will be charged for time spent by its End User while connected to the data connection, including time spent browsing on the Internet and reviewing or scrolling through Internet information on-line while connected to the Network.

  2.2.2.
  Data Connection—Alternative End User Specific Pricing (including web browser): [****] MRC per month per subscribing End User MDN—available for the voice service only price plans under this Agreement. A subscribing End User MDN may use its minutes for either voice services or data connection. Each subscribing End User MDN will also receive [****] End User MTSMS messages (of up to 160 characters each). During any month in which the actual number of End User MTSMS messages for an individual End User MDN exceeds [****] End User MTSMS messages, an overage rate of [****] per End User MTSMS message will be charged to Qwest.

  2.2.3.
  Data Connection Materials

  (a)
  Initial License Fee:    [****]

  (b)
  Subject to Qwest's execution of the Data Connection License Agreement, Sprint will provide to Qwest the following: (i) 2 original CD-ROMs which will contain installation, maintenance and troubleshooting software required for data connection, (ii) 2 original CD-ROMs which will contain a softcopy of the user guide that Qwest must provide to all End Users to which Purchase provides data connectivity, and (iii) instructions on how Qwest can obtain serial data cables/cable adapters that are required for data connectivity, which Qwest will be solely responsible for acquiring. Qwest may, at its sole expense, produce printed copies of the user guide ("User Guide") to provide to End Users. Pursuant to the terms of the Data Connection License Agreement, Qwest may produce copies of the installation, maintenance and troubleshooting software onto CD-ROMs acquired by Qwest ("Data Software") to provide to its End Users. The Initial License Fee does not include any upgrades, enhancements, modifications or maintenance of the User Guide or Data Software or installation, maintenance and troubleshooting that may, at Sprint's sole discretion and at prices determined solely by Sprint, be provided to Qwest.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

  2.3.
  Toll and International Charges

  2.3.1
  Toll Charges

      Qwest End Users will use the Sprint Communication Company, L.P. ("SCC") long distance network to carry interLATA and international long distance calls. Sprint will provide long distance services for the transport of messages beyond the applicable local exchange providers local calling area and bill and charge interstate Toll at [****] per minute and intrastate domestic Toll at [****] per minute in the Sprint Markets. Toll rates are the [****] of the interstate and intrastate toll rates within the Qwest ILEC States [****]. Sprint will update the Toll rates quarterly using the average rate over the last 6 months that has been billed to Sprint. The updated rate will be implemented as of the 1st day of the second month following the fiscal quarter end. This methodology will apply until such time as Sprint can pass through the actual Toll cost to Qwest.

      In addition to the Toll charges in the previous paragraph, Sprint will bill Qwest for measured Toll calls or messages within a local calling area where Sprint does not have the ability to rate or bill for those calls or messages on a per call basis ("Unbilled Local Toll"). Unbilled Local Toll will not include the cost of usage on Sprint dedicated trunks between any two Sprint switches. Unbilled Local Toll will be billed to Qwest as follows:

      Sprint will estimate Qwest's Unbilled Local Toll factor by calculating the number of CDRs collected by SCC for all Sprint Toll for one month, subtracting the number of CDRs recorded by Sprint for the same month, and then dividing the product by the number of CDRs recorded by Sprint for the month. The monthly CDR total for Sprint will be derived by extrapolating a subset of all bill cycles for each month measured. The parties agree that the estimate of the Unbilled Local Toll factor is [****]% (or [****]) as of the In-Service Date. The Unbilled Local Toll factor will be adjusted quarterly. Sprint will bill Qwest for Toll at the metered amount times the applicable Toll rate and for Unbilled Local Toll at the metered usage for Toll multiplied by the Unbilled Local Toll factor of [****], and then multiplied by the applicable blended Toll rate (based on Qwest's previous quarter's blend of interstate and intrastate usage).

      By way of example, if the number of CDRs collected by SCC for all Sprint Toll is [****] CDRs, and the Toll recorded by Sprint is [****] CDRs, [****] minus [****] equals [****] divided by [****] equals [****]% or [****]. Sprint will bill Qwest for the monthly metered Toll based on usage multiplied by the applicable rate, and will bill Qwest for Unbilled Local Toll by taking the Toll usage, multiplying it by [****], and then multiplying the product by the applicable blended Toll rate.

    2.3.2
    International Charges

      International toll will be billed at rates derived from [****].

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

  2.4.
  Sprint 3G Data Service

    For End Users that subscribe to the Sprint 3G Data Service, Sprint will charge Qwest (i) the monthly recurring charges ("MRC") per MDN and (ii) Adjustment Rate, as applicable, set forth in Attachment No. 1-A, for as long as the End User subscribes to the Sprint 3G Data Service.

  2.5.
  Sprint Service Provider Affiliate Market Charges

    Sprint will charge Qwest the airtime rate per minute set forth in Attachment No. 1-B for the End User's voice minutes of use in Sprint Service Provider Affiliate Markets. The rate on Attachment No. 1-B includes any applicable interconnection charges. [****]. If the Sprint Service Provider Affiliates modify the rates charged to Sprint, then the rate in Attachment No. 1-B will be modified to reflect the new rate. Sprint will give Qwest notice of any such change as soon as commercially practical [****]

3.     Automatic Roaming Charges

  Sprint will [****] Qwest domestic roaming charges plus all other applicable charges, such as taxes and toll charges. International roaming rates will be quoted and billed on a country or region specific basis. International roaming rates are subject to revision by Sprint upon notice to Qwest. Automatic roaming rates will be updated quarterly. The average domestic Roaming rate is [****] per minute, and the average international outbound Roaming rate is [****] per minute.

4.     Manual Roaming Charges

  Manual Roaming charges are billed directly to the End User credit or calling card by the serving carrier at carrier defined rates.

5.     PCS Service Fees

  Sprint will charge Qwest the following Service Fees:

  5.1.
  Initial MDN services activation (includes initial account set up): [****]

  5.2.
  MDN service deactivation: [****]

  5.3
  ESN swaps: [****]

  All account services will be performed as set forth in this Agreement and the Private Label Operations Manual.

6.     Other PCS Service Related Charges

  6.1.
  Call Forwarding: [****] per minute, not including Toll. This charge does not apply to call forwarding supporting ONS and integrated voicemail. If Sprint is charged a different rate for call forwarding by Service Provider Affiliates, it will [****] of the [****] rate. If Qwest's average per End User call forwarding usage over any month exceeds Sprint's average Customer call forwarding usage by [****], then the call forwarding rate will be reviewed and will be adjusted upwards.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

  6.2.
  Sprint Provided Operator Services: Sprint's [****] a method to be determined by Sprint before the In-Service Date.

  6.3.
  Sprint Provided Directory Assistance: Sprint's [****] on a method to be determined by Sprint before the In-Service Date.

  6.4.
  911 and E911: Standard airtime plus a charge per End User equal to what Sprint charges it's Customers for E911 (currently [****] per user per month).

  6.5.
  611—Direct Routing to Qwest's Customer Care:

  6.5.1.
  Implementation: [****]

  6.5.2.
  Airtime Rates: Standard airtime rates will apply including Toll charges, as applicable.

    This service allows Qwest's End Users to be directly routed to Qwest's customer care when dialing 611. Sprint does not guarantee that the direct routing service will function properly 100% of the time.

  6.6.
  Toll Blocking: [****]

  6.7.
  Call Waiting: [****]

  6.8.
  Caller ID/Caller ID Blocking: [****]

  6.9.
  Three Way Calling: [****]

  6.10.
  Call Tracing: [****] per request

  6.11.
  Voicemail (including current features): [****]

  6.12.
  Voicemail Password Reset: [****]

  6.13.
  Basic Network Fraud Monitoring: [****]

  6.14.
  Wireless Number Portability: A charge per End User equal to what Sprint charges its Customers for WLNP (currently [****] per user per month).

  See Private Label Operations Manual for additional charges that may apply to any additional services that Qwest may elect to purchase from Sprint.

7.     Billing Media and Reports

  7.1.
  Billing media (standard billing interface) charge: [****] per tape/cartridge/CD

  7.2.
  Replacement or recreate billing media: [****] per tape/cartridge/CD plus hourly rate to recreate data

  7.3.
  Standard reports (see Private Label Operations Manual): [****]

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

  7.4.
  Non-standard reports: As quoted

8.     Machine to Machine Interface ("API")

  8.1.
  Implementation Fee: [****] (includes up to 100 hours of testing; additional hours of testing will be billed at [****] per hour)

  8.2.
  Monthly Fee: [****] (includes up to 8 hours of trouble resolution per month; additional hours of trouble resolution will be billed at [****]

  Sprint will provide Qwest with API. The API will allow Qwest to provision End Users through Qwest's billing/activation system which will interface with and update Sprint's billing system automatically. API will be able to perform End User subscription activities that would otherwise be performed on the Sprint maintained Private Label Services web site (e.g, activations, deactivations, suspends). In order to receive the API, Qwest must obtain T-1 connection into the Sprint data center at Qwest's expense. The API will be provided as set forth in the Agreement and the Private Label Operations Manual.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Attachment No. 1 to Schedule 1.0

Voice Service Per Minute Pricing

Per Minute Airtime Charges

        This Attachment No. 1 contains the per minute rate charges for all PCS Service usage (other than Sprint 3G Data Services, MTSMS, MOSMS,) in the Sprint Markets. The rate charged by Sprint for Qwest's voice airtime minutes of use of PCS Service is determined by the total monthly minutes that End User's use during the monthly billing cycle. If the required minutes of use are obtained to reach a certain tier, all usage during that month will be priced at the per minute rate for that tier. By example, if in any one month Qwest End Users use 240,000,000 minutes of voice service, all 240,000,000 minutes will be billed at $[****] per minute. The rates are:

Total Qwest Monthly Minutes of Use	Per Minute Rate
[****]

        If Qwest transfers the Agreement to a Strategic Competitor, the following rates will apply:

Total Qwest Monthly Minutes of Use	Per Minute Rate
[****]

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Attachment No. 1-A to Schedule 1.0

Sprint 3G Data Service Bundled Price Plans—Add On to Voice Plans

        This Attachment No. 1-A contains the MRC, Adjustment Rate and other charges for Sprint 3G Data Service on the Network, once it is made available to Qwest. Qwest will be billed the following MRC, Adjustment Rate and other charges for each End User that uses any Qwest service enabled by Sprint 3G Data Service:

Sprint Retail Vision Pack	Pictures	Premium	Professional	Professional
			Not Pocket PC	Pocket PC*
Sprint Retail Price Plan	[****]	[****]	[****]	[****]
Qwest MRC	[****]	[****]	[****]	$ TBD
Adjustment Rate/Kb	TBD	TBD	TBD	TBD
Picture Mail	[****]	N/A	[****]	[****]
Messaging unlimited unlimited unlimited	[****]	[****]	[****]	N/A
Downloads	TBD	TBD	N/A	N/A
Download Overage	TBD	TBD	N/A	N/A
Business Connection-personal edition	N/A	N/A	[****]	[****]
Data/Web Browsing	[****]	[****]	[****]	[****]
*
Pocket PC means compatible with Microsoft Office.

        The pricing in this attachment is applicable only for the financial quarter ending September 30, 2003.

        All pricing not identified herein will be mutually agreed upon by the parties a minimum of 30 days before Sprint 3G Data Service is available.

Adjustment Charge:

        On a monthly basis, Sprint will calculate the Sprint average kilobytes per subscriber ("SAKPS") and the Qwest average kilobytes per subscriber ("QAKPS"). If the QAKPS exceeds the SAKPS, Sprint will charge Qwest an amount equal to the difference between the SAKPS and the QAKPS multiplied by the total number of End users, multiplied by the Adjustment Rate detailed above.

        SAKPS is equal to the total number of kilobytes generated by Sprint end users divided by the average number of Sprint end users for the quarter.

        Average number of Sprint end users for the quarter is equal to the beginning number of Sprint subscribers plus the ending number of Sprint subscribers, divided by two.

        QAKPS is equal to the total number of kilobytes generated by Qwest End Users divided by the average number of Qwest End Users for the quarter.

        Average number of Qwest End Users for the quarter is equal to the beginning number of Qwest End Users plus the ending number of Qwest End Users, divided by two.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Attachment No. 1-A to Schedule 1.0 (continued)

Sprint 3G Data Service Bundled Price Plans—Data Only

        Sprint can not currently offer or bill Qwest for Sprint 3G Data Service used by PDA's and laptops. The parties will work together to put in place the necessary systems and procedures to allow Sprint to offer Sprint 3G Data Services on End User PDA's and laptops.

Sprint 3G Data Service Rate Review

I.     Six Months After In-Service Date

        Six months after the In-Service Date, the parties will meet to review the rates contained in Attachment No. 1-A to Schedule 1.0. If the parties mutually agree, the rates in this Attachment 1-A will be further adjusted.

II.    Quarterly Sprint 3G Data Service [****]

        The pricing to be charged to Qwest for Sprint 3G Data Services will be based on [****]. This pricing will be updated quarterly. To the extent Sprint bills Customers [****], Qwest shall also [***].

        **** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Attachment No. 1-B to Schedule 1.0

Voice Service Per Minute Pricing—Sprint Service Provider Affiliate Markets

Per Minute Airtime Charges

        This Attachment No. 1-B contains the per minute rate charge for voice service in the Sprint Service Provider Affiliate Markets.

Per Minute Rate:	[****]

        For usage within the Sprint Service Provider Affiliate Markets, the Toll rate and International rate will be based on the [****].

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Schedule 2.0

Sprint Markets

Description
Atlanta, GA
Birmingham, AL
Boston, MA
Buffalo, NY
Charlotte, NC
Chicago, IL
Cincinnati, OH
Cleveland, OH
Columbus, OH
Dallas, TX
Denver, CO
Des Moines, IA
Detroit, MI
Hartford, CT
Honolulu, HI
Houston, TX
Indianapolis, IN
Jacksonville, FL
Kansas City, MO
Knoxville, TN
Las Vegas, NV
Little Rock, AR
Los Angeles, CA
Louisville, KY

Schedule 2.0 (continued)

Sprint Markets

Description
Memphis, TN
Miami, FL
Milwaukee, WI
Minneapolis/St. Paul, MN
Nashville, TN
New Orleans, LA
New York, NY
Oklahoma City, OK
Omaha, NE
Orlando, FL
Philadelphia, PA
Phoenix, AZ
Pittsburgh, PA
Portland, OR
Puerto Rico
Richmond, VA
Salt Lake City, UT
San Antonio, TX
San Diego, CA
San Francisco, CA
Seattle, WA
St. Louis, MO
Tallahassee, FL
Tampa, FL
Virgin Islands

Schedule 2.0 (continued)

Sprint Markets

Description
Washington DC
Wichita, KS

Schedule 2.1

Sprint Service Provider Affiliate Opt-In Markets

Description
Adel, GA
Albany, GA
Albert Lea, MN
Alexandria, MN
Amarillo/Abilene, TX
Aurora, MO
Austin, MN
Bemidji, MN
Bend, OR
Bentonville, AR
Blue Ridge, GA
Bowling Green, KY
Brainerd, MN
Branson, MO
Brunswick, GA
Calhoun, GA
Cape Girardeau, MO
Cedartown, GA
Chatsworth, GA
Cle Elum, WA
Columbia/Jefferson City, MO
Columbus, GA
Cordele, GA
Daleville, AL
Dalton, GA
Detroit Lakes, MN

Schedule 2.1 (continued)

Sprint Service Provider Affiliate Opt-In Markets

Description
Dothan, AL
Douglas, GA
Dublin, GA
Duluth, MN
East Grand Forks, MN
El Paso, TX/Albuquerque, NM
Elijay, GA
Ellensburg, WA
Emporia, KS
Ephrata, WA
Evansville, IN
Fairbault, MN
Fairmont, MN
Fargo, ND
Fayetteville, AR
Fergus Falls, MN
Flagstaff, AZ
Fort Smith, AR
Fresno, CA
Grand Forks, ND
Grand Rapids, MN
Gray, GA
Green Bay, WI
Greenwood, AR
Hannibal, MO
Hawkinsville, GA
Hermiston, OR

Schedule 2.1 (continued)

Sprint Service Provider Affiliate Opt-In Markets

Description
Hibbing, MN
Homerville, GA
Hood River, OR
Hutchinson, MN
Jackson, WY
Jamestown, ND
Jasper, GA
Joplin, MO
Junction City, KS
Kennewick, WA
Kirksville, MO
LaGrange, GA
Langdale, AL
Lebanon, MO
Logan, UT
Macon, GA
Madras, OR
Manhattan, KS
Mankato, MN
Marion, IL
Marshall, MN
McPherson, KS
Medford, OR
Milledgeville, GA
Milton-Freewater, OR
Monett, MO
Moorhead, MN

Schedule 2.1 (continued)

Sprint Service Provider Affiliate Opt-In Markets

Description
Moses Lake, WA
New Ulm, MN
Opelika, AL
Owatonna, MN
Pasco, WA
Pendleton, OR
Perry, GA
Pittsburg, KS
Poplar Bluff, MO
Prosser, WA
Pueblo, CO
Quincy, IL
Red Wing, MN
Reno, NV
Rochester, MN
Rolla, MO
Rome, GA
Russellville, AR
Salina, KS
Sikeston, MO
Spokane, WA
Springfield, MO
St. Cloud, MN
Sunnyside, WA
The Dalles, OR
Tifton, GA
Terra Haute, IN
Valdosta, GA

Schedule 2.1 (continued)

Sprint Service Provider Affiliate Opt-In Markets

Description
Virginia, MN
Wadena, MN
Wahpeton, MN
Walla Walla, WA
Waycross, GA
Wenatchee, WA
West Plains, MO
White Salmon, WA
Wichita Falls/Stillwater
Wilmar, MN
Worthington, MN
Yakima, WA
Zimmerman, MN

Schedule 2.2

Sprint Service Provider Affiliate Opt-Out Markets

Description
Albany, NY
Ashville/Hendersonville, NC
Augusta, GA
Baton Rouge, LA
Beaumont, TX
Biloxi, MS
Bloomington, IL
Burlington, IA
Cambridge, OH
Cedar Rapids, IA
Champaign, IL
Charleston, IL
Charleston, SC
Charleston, WV
Clarksburg, WV
Clinton, IA
Columbia, SC
Danville, IL
Davenport, IA
Decatur, IL
Derry, NH
Dubuque, IA
Effingham, IL
Erie, PA

Schedule 2.2 (continued)

Sprint Service Provider Affiliate Opt-Out Markets

Description
Ft. Wayne, IN
Galesburg, IL
Geneseo, IL
Grand Island, NE
Grand Rapids, MI
Greenville/Spartanburg, SC
Hagerstown, MD
Hot Springs, AR
Huntsville, AL
Jackson, MS
Jacksonville, IL
Jamestown, NY
Kankakee, IL
Kingsport, TN
La Salle, IL
Lima, OH
Lincoln, IL
Litchfield, IL
Logan, WV
Lynchburg, VA
Manchester, NH

Schedule 2.2 (continued)

Sprint Service Provider Affiliate Opt-Out Markets

Description
Mattoon, IL
Mendota, IL
Montgomery, AL
Mount Vernon, IL
Muscatine, IA
Pekin, IL
Pensacola, FL
Peoria, IL
Poughkeepsie, NY
Roanoke, VA
Rock Island, IL
Rocky Mount, NC
Savannah, GA
Shreveport, LA
Sioux City, IA
Sioux Falls, SD
South Bend, IN
Springfield, IL
Syracuse, NY
Texarkana, TX
Vandalia, IL
Waterloo, IL

Schedule 2.2 (continued)

Sprint Service Provider Affiliate Opt-Out Markets

Description
Williamsport, PA
Wilmington, NC
York/Harrisburg, PA

Schedule 2.3

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Adel, GA
Albany, GA
Blue Ridge, GA
Brunswick, GA
Calhoun, GA
Cedartown, GA
Chatsworth, GA
Columbus, GA
Cordele, GA
Daleville, AL
Dalton, GA

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Dothan, AL
Douglas, GA
Dublin, GA
Elijay, GA
Gray, GA
Hawkinsville, GA

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Homerville, GA
Jasper, GA
LaGrange, GA
Langdale, AL
Macon, GA
Milledgeville, GA

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Opelika, AL
Perry, GA
Rome, GA
Russellville, AR
Tifton, GA
Valdosta, GA

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Waycross, GA

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Albany, NY
Ashville/Hendersonville, NC
Augusta, GA
Baton Rouge, LA
Beaumont, TX
Biloxi, MS
Bloomington, IL
Burlington, IA
Cambridge, OH
Cedar Rapids, IA
Champaign, IL
Charleston, IL
Charleston, SC
Charleston, WV
Clarksburg, WV
Clinton, IA
Columbia, SC
Danville, IL
Davenport, IA
Decatur, IL
Derry, NH
Dubuque, IA
Effingham, IL
Erie, PA

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Ft. Wayne, IN
Galesburg, IL
Geneseo, IL
Grand Island, NE
Grand Rapids, MI
Greenville/Spartanburg, SC
Hagerstown, MD
Hot Springs, AR
Huntsville, AL
Jackson, MS
Jacksonville, IL
Kankakee, IL
Kingsport, TN
La Salle, IL
Lima, OH
Lincoln, IL
Litchfield, IL
Logan, WV
Lynchburg, VA
Manchester, NH

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Mattoon, IL
Mendota, IL
Montgomery, AL
Mount Vernon, IL
Muscatine, IA
Pekin, IL
Pensacola, FL
Peoria, IL
Poughkeepsie, NY
Roanoke, VA
Rock Island, IL
Rocky Mount, NC
Savannah, GA
Shreveport, LA
Sioux City, IA
Sioux Falls, SD
South Bend, IN
Springfield, IL
Syracuse, NY
Texarkana, TX
Vandalia, IL
Waterloo, IL

Schedule 2.3 (continued)

Sprint Service Provider Affiliate Exclusive 3G Data Markets

Description
Williamsport, PA
Wilmington, NC
York/Harrisburg, PA

Schedule 3.0

STRATEGIC COMPETITORS

        The companies, or their successors, or affiliates controlled by the company, or under common control with the company, that use the following trade names as of the In-Service Date are considered Strategic Competitors:

  1.
  Cingular

  2.
  AT&T Wireless

  3.
  Nextel

  4.
  Verizon Wireless

  5.
  T-Mobile

  6.
  Verizon

  7.
  SBC

  8.
  Bell South

  9.
  DT or Deutsche Telecom

        Sprint may add or remove a company as a Strategic Competitor one (1) time per twelve (12) month period. Sprint will provide Qwest thirty (30) days advance notice of any change to the list of Strategic Competitors. Any company added may only be one that provides PCS service on a nationwide basis or owns greater than 20% of a company that provides PCS service on a nationwide basis.

        If BellSouth, SBC, or DT's interest in their respective wireless carriers falls to twenty percent (20%) or lower, they shall no longer be considered Strategic Competitors.

Schedule 4.0

CONVERSION PLAN FLOWCHART

Level 0 Engineering & System Subscriber Migration

Phase 1: Integration
Phase 2: Migration
Steady State
Network
System
PRL
Determine capacity
Define architecture
Establish Connectivity
Test Connectivity
Feature & Services functionality
Determine Feature Development (ONS, IVM)
Deploy Feature Functionality
Complete Feature Service Testing
Execute WELL Trial
Complete Network Translations
Select subscribers to migrate
Determine migration plan
Wholesaler: Load specified subscriber set on HLR
Wholesaler loads subscriber information
Roaming Partners & Outside entities
Illuminet
LERG
Wholesaler Translation Changes
Testing
Delete QW subscriber information
No
Network shut down
Determine Functional Requirements for all business areas
Define new architecture & interfaces
Phase 1: Design and Develop System/Application Changes & New Interfaces
* TWIST * C2K
* Fulfillment * Activation
* Fraud * Legacy
* Settlement * Trouble Mgmt
* Exceptions Management
* Billing and Rating
End-To-End testing
Deploy
Create Subscriber Extract
Phase 2: Design and Develop System/Application Changes & New Interfaces
* TWIST * C2K
* Fulfillment * Activation
* Fraud * Legacy
* Settlement * Trouble Mgmt
* Exceptions Management
* Billing and Rating
End-To-End testing
Deploy
C2K update migration flag
Al Accts on WS ntwrk?
Yes
Retire unnecessary functions and applications
Deploy MTX11 (Nortel)
Test Nortel (OTASP/OTAPA)
Test Lucent (OTASP/OTAPA)
Test Lucent (OTASP/OTAPA)
Execute Production PRL Update
Determine Manual Process
Test Manual Process

Schedule 5.0	Change Management Process

        As part of the parties' ongoing relationship, plans for material changes to interfaces between the companies will be discussed. If material changes are to be made as permitted under the Agreement to Qwest interfaces with Sprint (e.g. API, MAF), Sprint will provide Qwest as much notice as possible, but no less than 120 days advance notice. Not more than 30 days after the notice, Sprint will provide technical and functional information necessary for Qwest to coordinate and implement any changes required in its processes.

        If Sprint does not give notice within the time frames outlined in Schedule 5.0, the parties will work together to create a mutually acceptable work around.

SCHEDULE 7.0

Network Performance Service Level Agreement

        In addition to the defined terms in the Agreement, the following defined terms apply to Schedule 7.0:

        "Base Service Level" means X% of the monthly national average for the Network in Sprint Markets for % Dropped Calls and % Blocked Calls. "X" will be determined based on the mix of Qwest 2G handsets and 3G handsets as detailed in below, and as reported monthly on the Service Report. If 80% or more of Qwest's End User handsets and devices using the Network are 2G, "X" will be 130. If between 80% and 40% of the Qwest End User handsets and devices using the Network are 2G, then "X" will be 120. If less than 40% of the Qwest End User handsets and devices using the Network are 2G, then "X" will be 110.

        "Blocked Call" means an originating or terminating call that cannot be completed due to a Network difficulty, which could include a lack of RF resources, transport capacity, coverage issues, switching capacity or a failed network element. Blocked calls can also occur when the trunking facility connecting the switch to the local or long distance network is not available due to a capacity issue or facility outage. Calls that do not connect due to problems on other networks are not included as Blocked Calls.

        "Dropped Call" means calls that successfully complete the call set-up process but are subsequently dropped due to any reason other than intentional call termination caused by the user (i.e. depress "END" key).

        "Service Report" means the monthly report which shall include detailed Network statistics on a Market by Market basis for the Markets within the Qwest ILEC States and a summary of the Network statistics for all of the Markets within the United States. The Service Report shall be in a form consistent with the Qwest Service Area Network Performance Summary provided to Qwest at 9:37 a.m. on July 9, 2003 (as identified on the report), by Sprint.

        "Sprint Market Performance means the average % Dropped Calls and % Blocked Calls performance for an individually reported Sprint Market within the Qwest ILEC States.

Reporting Requirements

        Sprint shall provide the Service Report to Qwest on the 15th of each month. Sprint agrees to supply additional data reasonably requested by Qwest to allow Qwest to measure the performance of the PCS Service. The first Service Report will contain the performance metrics for the two months prior to the In-Service Date.

Service Remediation

        If a Sprint Market Performance is greater than the Base Service Level over any consecutive three month period of time (a "Market Failure"), Sprint shall take all necessary actions to remedy the Market Failure at no cost to Qwest. The Market Failure shall be considered to have commenced upon Qwest's receipt of the Service Report which evidences the Market Failure.

        Upon a Market Failure, Sprint shall complete the following steps, in the timeframes indicated, in order to improve the Sprint Market Performance in the effected Sprint Market(s) to meet the Base Service Levels.

  a.
  Sprint shall provide Qwest within 30 days of the Market Failure, a written plan to improve the service in the effected Sprint Market to equal or exceed the Base Service Levels. At a minimum, the plan shall include, planned network maintenance or repair, planned network capacity expansion and the timetable to complete these efforts.

  b.
  Sprint will provide Qwest with written monthly status reports during the pendency of Sprint's remediation efforts.

  c.
  If after the remediation plan has been put in place, Qwest does not believe the plan is acceptable, Qwest may escalate the issue to Sprint's highest ranking network executive (currently Kathy Walker, SVP Network Services), who will meet with Qwest and discuss the issue and find a path to resolution.

  d.
  If the Sprint Market Performance fails to meet the Base Service Level for 12 consecutive months from the implementation of the remediation plan (a "Chronic Failure"), and Qwest's minutes of use in the effected Sprint Market in which the Chronic Failure has occurred have increased by at least 3% year over year, then Sprint will increase its approved coverage capital expenditure budget for the current year in the effected Sprint Market by 20%. By way of example, if a Chronic Failure arises in February 2005, and the minutes of use in February 2005 for the effected Market were 51,500,000 as compared to 50,000,000 for February 2004 (a 3% increase), than Sprint shall be obligated to increase their approved coverage capital expenditure by 20%.

    In the event of a Chronic Failure, the exclusivity obligations contained in Section 2.2 of the Agreement shall be null and void.

Future Data SLA

        The parties shall negotiate appropriate service levels and a remediation plan for Sprint 3G Data Services (the "Data SLA") within 9 months from the date Sprint 3G Data Services are first made available to Qwest. The Data SLA shall be reflective of Sprint's standard Network measurements for its data services.

Base Service Level Review

        30 days after all legacy Qwest subscribers are transitioned to the Network, the parties will meet to review the Base Service Levels and adjust as mutually agreed.

Schedule 8.0

I.     Identified Custom Services for Implementation of the Integration Portion of the Conversion Plan

        This Section I includes Customized Services that the parties have identified that will be required prior to the In-Service Date. The cost of this work, which will be paid by Qwest, will be determined by mutual agreement of the parties via the Work Order Policy & Process detailed in the Private Label Operations Manual. The following Custom Services have been identified that will support the PCS Service.

  1.
  Sprint 3G Data Service—Batch Provisioning & Limited Wholesale Billing Capabilities: Implement a batch provisioning process for End Users on the Sprint 3G Data Service and support MRC billing for unlimited usage, as well as billing for Premium Services.

      Cost: TBD

  2.
  Qwest 2G data service: Sprint will provide the appropriate IP routing solution to the Qwest BrowseNow service.

      Cost: TBD

  3.
  MTSMS: Provide for a SMPP interface to the Sprint messaging gateway for the delivery of MTSMS messages to End Users.

      Cost: $[****]

  4.
  MOSMS: Provide for the activation and billing of MOSMS service for End Users. MOSMS may not be available at the In-Service Date, and Sprint will use commercially reasonable efforts to make MOSMS available to Qwest when it makes MOSMS available to Customers.

      Cost: TBD

  5.
  One Number Service: Provide for call forwarding to the Qwest One Number Service, which service will be consistent with the current Qwest product. This service will not be available with the Sprint standalone voicemail service.

      Cost: $[****], unless network development required

  6.
  Integrated Voicemail: Provide for call forwarding to the Qwest voicemail platform via the public switched telephone network. Additionally, support the delivery of message waiting indication from the Qwest voicemail platform to the End User.

      Cost: $[****], unless network development required

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

  7.
  Qwest Dialing Patterns and Abbreviated Dialing Codes: TBD

  8.
  Voice Activated Dialing: TBD

  9.
  Pre-In-Service Date Testing Environment: Sprint will make available to Qwest a testing environment for API and Sprint 3G Data Services provisioning.

      Timeframe: Mutually agreed upon timeframe.

      Cost: $[****]

  10.
  Provision Multiple Call Forwarding Numbers: Provide for a machine-to-machine interface to provision a unique call forwarding number for each End User. This functionality is necessary to support Qwest's One Number Service and Integrated Voicemail Service. If a machine-to-machine interface is not available at the In-Service Date, Sprint will provide an alternative solution until the machine-to-machine interface is available.

      Cost: TBD

  11.
  WLNP, positive confirmation for Port-in and Port-out requests: Provide an automatic notification for the completion of port requests. This will be available when WLNP is required, or shortly thereafter.

      Cost: $[****]

II.    Identified Customized Services Post In-Service Date

        This Section II identifies certain Customized Services that may be required after the In-Service Date. The cost of this work, which will be paid by Qwest, and the timeframes to complete, will be determined by mutual agreement of the parties via the Work Order Policy & Process detailed in the Private Label Operations Manual. The contemplated Customized Services are as follows:

  1.
  Sprint 3G Data Service—Automated Provisioning and Enhanced Wholesale Billing Capabilities: Implement an automated, machine-to-machine interface for provisioning End Users on the Sprint 3G Data Service and support enhanced wholesale usage billing as well as enhanced billing for Premium Services.

  2.
  Qwest Directory Assistance: Provide for the ability to support specific routing to a Qwest provided directory assistance service.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

  3.
  Qwest Operator Service: Provide for the ability to support specific routing to a Qwest provided operator services platform.

  4.
  Enhanced 611 routing (customer care routing): Provide for a routing solution that is more reliable than the solution being utilized at the In-Service Date.

  5.
  Dedicated Test Environment: Provide for an on-going testing environment for API and Sprint 3G Data Services provisioning. Timing, content and cost: TBD.

  6.
  Customer Service Area (CSA) selection API: Provide for a machine-to-machine interface for the assignment of the correct CSA based on End User address or zip code.

  7.
  MDN Reservation: Provide for an enhancement to the API to support the reservation of an MDN without the need for an ESN for a defined time period.

  8.
  WLNP Trouble Resolution: Develop a machine-to-machine API that mirrors the existing graphic user interface ("GUI") for WLNP trouble resolution

  9.
  Clarify Trouble Management System API: Develop a machine-to-machine API that mirrors the existing GUI for trouble resolution.

  10.
  API Upgrade: Upgrade CORBA IDL interface to XML based system.

  11.
  End-to-End Transaction Feedback: Provide automatic positive response from the network elements to the Qwest interfaces for provisioning transactions.

  12.
  Multiple Bill Cycles: Support for multiple bill cycles within the wholesale billing system in order to support future bundled pricing.

Schedule 9.0

Inter-company Service Levels

1.
Introduction.    This Schedule describes Sprint's duties, obligations and responsibilities to support certain inter-company transactions necessary for Qwest to implement and maintain Private Label Service for End Users and Qwest's related responsibilities.

2.
Definitions.    For purposes of this Schedule, the following terms have the following meanings. Capitalized terms used but not defined in this Schedule have the meaning provided in the Agreement.

a.
"Available" or "Availability" means the time period during which the Sprint systems and applications are functioning excluding any maintenance windows. (as further described in the Private Label Operations Manual) and/or planned outages.

b.
"Common Systems" means Sprint's internal Network provisioning and billing applications that support PCS Service and other Sprint services.

c.
"MTTB" or "Mean Time to Bypass" has the meaning given to it in the Private Label Operations Manual.

d.
"Problem Response Time" means the elapsed time measured from the time at which an issue is reported to Sprint until the time Qwest receives a Resolution Report back from Sprint.

e.
"Service Level Objective" or "SLO" means the standards for Common Systems and Unique Systems detailed below.

f.
"Severity Level" means the urgency of an issue as described in the Private Label Operations Manual.

g.
"Unique Systems" means Sprint's internal MAF and API applications that are unique to the Sprint business unit that supports PCS Service.

3.
Common Systems

  SLO for Common Systems

  At a minimum, Qwest shall receive the same level of service as do Sprint's internal users that support Customers.

  Service Level Credit

  No SLC will apply to any failure to meet the Common Systems SLO, but Sprint will address any issue consistent with the Severity Levels that will be included in the Private Label Operations Manual.

4.
Unique Systems

  SLO for Machine to Machine (M2M) API

  M2M API systems Availability will be [****].

  Service Level Credit For M2M

  If the M2M API Availability over one month is below [****], but above [****], Sprint shall credit Qwest's next invoice [****]. If the M2M API Availability over one month is below [****], Sprint shall credit Qwest's next invoice [****]. If the M2M API Availability is below [****] for any two consecutive months, Sprint will credit Qwest's corresponding invoice [****] in the second month.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

  SLO for MAF Feed

  MAF Feed system Availability will be [****].

  Service Level Credit for MAF Feed

  If the MAF Feed Availability over one month is below [****], but above [****], Sprint shall credit Qwest's next invoice [****]. If the MAF Feed Availability over one month is below [****], Sprint shall credit Qwest's next invoice [****]. If the MAF Feed Availability is below [****] for any two consecutive months, Sprint shall credit Qwest's corresponding invoice [****] in the second month.

5.
Problem Response Time

  SLO for Problem Response Time

  The Problem Response Time for Qwest for each Severity Levels will be no worse than the MTTB experienced by Sprint internally for its back office provisioning and billing systems.

  Service Level Credit for Problem Response Time

  There is no SLC for failures to mean MTTB's or Problem Response Times. Sprint will use the Severity Levels in the Private Label Operations Manual to remedy any failure to meet the SLO for Problem Response Time, including any necessary escalation.

6.
Future SLO

  Within six months after the In-Service Date, the parties will develop system performance metrics and SLO's and SLC's that are representative of Qwest-Sprint specific operational transactions (e.g. activation throughput, Qwest unique Common Systems issues), and follow the methodology used in Section 4 above.

7.
Forecast

  Qwest will provide Sprint on a quarterly basis with reasonable forecasts of its expected M2M transactions for the following 6 month period that will include peak-hour transactions. This forecast will be in a form reasonably acceptable to Sprint. Except as provided in Section 10 of this Schedule 9, Qwest shall have no liability for the failure of the forecast to accurately predict the actual results.

8.
Reporting

  Sprint will submit to Qwest a standard report or set of standard reports, in a form to be agreed upon by the parties within 30 days from the Effective Date, itemizing on a monthly basis Sprint's performance during the previous calendar month against the SLO's in this Schedule. This report will be submitted no later than the 15th day of the month for the previous month

9.
SLO Review

  Sprint will identify root causes, correct problems and attempt to minimize recurrences of missed SLOs identified in this Schedule. Such investigation may include:

    a.
    investigating the root causes of any failure to achieve the SLO;

    b.
    reporting potential issues to Qwest that reasonably could be expected to have a material adverse effect on Qwest's operations or provision of the Private Label Services; and

    c.
    making written recommendations to Qwest for improvement in Sprint's processes and procedures and a timeline for completing same.

  Qwest agrees to correct problems and minimize recurrence of same for which Qwest is responsible and that prevent Sprint from meeting the SLOs.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

10.
SLC Will Not Apply

  Sprint will be relieved of responsibility for any SLCs to the extent the following cause the failure to meet a SLO:

  •
  Qwest's failure to adhere to Sprint's written instructions contained in the Private Label Operations Manual regarding processing transactions under load;

  •
  Qwest's failure to perform Qwest's obligations as set forth in the Agreement to the extent such failure directly causes Sprint to be liable for SLCs;

  •
  circumstances that constitute a Force Majeure Event;

  •
  problems directly caused by components (hardware/software/network) for which Qwest is responsible; and

  •
  Qwest materially exceeds forecasted M2M transactions under this Schedule 9.

11.
Notification and Contact Information

  Within 30 days from the Effective Date, Sprint and Qwest will each designate a primary contact and an alternate primary contact in order to assure timely communication between the parties on SLO issues. Within 30 days from the Effective Date, each party will also designate a "Management Contact" to be responsible for escalation of unresolved issues. Each party agrees to have responsible employees available 24 hours a day, seven days a week, to manage inter-company service issues. Each party agrees to keep its contact information timely and accurate. The contact information will be included in the Private Label Operations Manual.

  If Qwest learns of a service failure that would result in a missed SLO, Qwest will timely notify Sprint. The parties will mutually agree on a mechanism to accurately track the time of notification for purposes of determining Sprint's achievement of Severity 1 Problem Response Time Service Levels, as identified in the Private Label Operations Manual.

  Sprint will schedule maintenance interruption to inter-company services in accordance with the established maintenance windows identified in the Private Label Operations Manual

12.
Severity Levels

a.
Sprint will determine issue severity in accordance with the Sprint Severity Levels which will be included in the Private Label Operations Manual.

b.
Selection of a rating for each outage/failure will be determined by Sprint in its reasonable discretion.

c.
In the case of Severity 1 or 2 incidents, Sprint may suggest, and assist in the implementation of workarounds in order to reduce the severity of the incident. Parties must jointly agree to the proposed workarounds.

13.
Disaster Recovery

  Sprint has adequate disaster recovery plans in place to allow restoration of all inter-company services and systems which support the provision, billing and maintenance of the PCS Services supplied to Qwest under the Agreement.

14.
End User Tier II and Above Network Support.

  Sprint shall provide to Qwest Tier II and greater Network support for End Users as further described in the Private Label Operations Manual, at a level consistent with the support provided by Sprint to Customers.

Schedule 10
Handset Agreement Term Sheet

        Subject to the limitations in the OEM Agreements, Sprint and Qwest will negotiate and execute a Handset Agreement with the following general terms and concepts:

  •
  Sprint will purchase handsets and the corresponding software and parts (the "Products") through Sprint's procurement agreements ("OEM Agreements") with its handset manufacturers (the "Manufacturers") and sell those Products to Qwest [****] to be negotiated.

  •
  Sprint will provide Qwest a list of the handsets and devices that Sprint plans to make available to Qwest at least [****] before the handsets or devices are offered to Customers. The list of handsets and devices will identify any unique or initial run handsets and devices that may only be available in an initial quantity of [****] as described below in the fourth bullet.

  •
  If Sprint decides to add a handset to its offerings less than [****] before the handsets will be offered to Customers, Sprint in good faith will provide Qwest as much notice as possible to allow Qwest to offer the handset to End Users [****].

  •
  For any handset or device that has been identified as being in short supply, at Qwest's request Sprint will provide an initial quantity of [****] of these handsets or devices (which will be Qwest's minimum initial order for short supply handsets) to Qwest no later than [****] after Sprint makes the handsets/devices available to Customers, which time period shall be reduced to [****] past the In-Service Date. .

  •
  After the initial [****] handsets, Qwest orders for any short supply handsets/devices will be filled over [****] after Sprint's Direct Sales Channels have received adequate inventory, in Sprint's reasonable judgment, in accordance with industry standards. "Direct Sales Channels" mean Sprint's third party distributors with national reach (e.g. Radio Shack and Best Buy), its direct sales locations (e.g. Sprint branded stores), and Sprint's internal business sales channels at a minimum of 50% of its proportionate share when compared to the total amount Sprint requires for its own needs. The allotment process and minimum purchase quantity will be customized based upon individual manufacturers capabilities and polices.

        For example, if Sprint's total requirement for a short supply handset/device is [****] and Qwest's total requirement for the same short supply handset/device is [****], Qwest's proportionate share is then equal to [****]. After the initial [****] handsets/devices are filled, Qwest's future allotments of the same short supply handset/device will be at least ([****] of the proportionate share) of the next available quantity, and that [****] will be filled [****] following the order.

  •
  Return and repair processes will be developed and mutually agreed upon.

  •
  Qwest shall determine retail prices of the Products in its sole discretion.

  •
  The Products will be certified by Sprint to work with the Network.

  •
  Sprint will provides appropriate technical specs and documentation on the Products.

  •
  Sprint shall ensure that the Manufacturers will brand the Qwest ordered handsets and packaging with Qwest's logo as directed by Qwest. Qwest will provide at its cost any face plates or other parts required to brand the Products with Qwest Marks.

  •
  The Handset Agreement shall be non-exclusive. Qwest shall be entitled to purchase handsets via any other handset provider, whether they are the same that Sprint utilizes or not, provided that the handsets for use on the Network are Sprint certified.

  •
  Sprint shall be responsible for filling all orders for handsets in a timely and complete manner.

  •
  If it is agreed that Sprint will receive the filled orders at Sprints fulfillment center prior to shipping to Qwest, it will ship same in a timely fashion to Qwest's fulfillment centers. Risk of loss and ownership shall pass to Qwest upon shipping from the Sprint fulfillment center to Qwest.

  •
  Except for the early payment discount in Section 7.3, Payment terms shall be the same as contained in the Private Label Services Agreement.

  •
  Sprint shall provide to Qwest the warranties and indemnifications that it receives from the Manufacturers underneath the OEM Agreements.

  •
  The handset agreement shall be co-terminus with the Private Label Services Agreement, with standard termination for default provisions.

  •
  The general terms and conditions of the Handset Agreement shall be substantially similar to those contained in the Agreement.

**** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

SCHEDULE 11
Qwest Sites

REAL ESTATE ID	CELL #	CITY	STATE	LAT—DMS	LONG—DMS	LATITUDE	LONGITUDE
PHX175	PHY-175	Scottsdale	AZ	33-50-24.1	111-50-49.5	33.84003889	-111.84708889
TUC077	PHY-277	Marana	AZ	32-26-36.0	111-04-52.0	32.44333333	-111.08111111
BND001	STL-001	North Bend	WA	47-28-12.3	121-49-14.4	47.47010000	-121.82066667
BLD021	DNE-226	Lyons	CO	40-12-12.7	105-14-07.9	40.20352778	-105.23552778
CHE009	PUE-009	Wellington	CO	40-51-38.9	105-01-38.9	40.86081667	-105.02747222
CHE012	PUE-012	Weld County	CO	40-53-59.0	104-48-18.0	40.89972222	-104.80500000
CHE013	PUE-013	Nunn	CO	40-42-40.0	104-45-08.0	40.71111111	-104.75222222
DEN026	DNE-026	Confier	CO	39-32-11.5	105-18-14.0	39.53655000	-105.30388889
DEN027	DNE-027	Evergreen	CO	39-32-27.8	105-13-49.4	39.54108056	-105.23039444
DEN028	DNE-028	Morrison	CO	39-37-13.0	105-14-02.8	39.62027778	-105.23411111
DEN029	DNE-029	Morrison	CO	39-37-18.6	105-10-33.0	39.62184444	-105.17585556
DEN030	DNE-030	Littleton	CO	39-34-54.0	105-13-52.4	39.58168889	-105.23124167
DEN065	DNE-031	Littleton	CO	39-35-22.4	105-10-08.4	39.58956944	-105.16901389
MTN027	DNE-207	Empire	CO	39-46-35.8	105-47-34.0	39.77661111	-105.79277778
MTN031	DNE-203	Granby	CO	40-05-29.4	105-56-35.4	40.09151667	-105.94319167
MTN032	DNE-205—1	Granby	CO	40-00-21.9	105-55-07.6	40.00608333	-105.91877778
MIN225	MN7-008	Woodbury	MN	44-55-29.9	093-57-43.6	44.92497222	-93.96211111
MIN395	GLV-127	Somerset	WI	4/12/2001	092-40-44.0	45.12027778	-92.67888889
MIN462	GLV-242	WYOMING	MN	45-19-38.8	093-08-31.1	45.32744444	-93.14197222
MIN471	GLV-156	Watertown	MN	44-58-13.2	093-50-28.8	44.97033333	-93.84133333
MIN481	GLV-227	New Richmond	WI	45-06-48.6	092-31-40.8	45.11350000	-92.52800000
MIN483	MN 7-185	Ellsworth	WI	44-43-25.2	092-28-27.4	44.72367778	-92.47430278
MIN516	GLV-079	Northbranch	MN	45-30-18.8	092-47-59.8	45.50522222	-92.79994444
MIN519	GLV-171	Linwood Township	MN	45-22-59.6	093-06-02.8	45.38324722	-93.10080278
CHE015	PUE-015	Scottsbluff	NE	41-53-34.0	103-39-54.0	41.89277778	-103.66500000
CHE016	PUE-016	Gering	NE	41-48-36.2	103-38-29.6	41.81005556	-103.64155556
POR526	POR-194	Portland	OR	45-31-21.4	122-45-11.3	45.52261667	-122.75315278
POR531	No information available	Portland	OR	45-31-08.9	122-44-02.2	45.51915000	-122.73396389
SLC017	SLC-017	Ogden	UT	41-12-53.7	111-51-12.2	41.21494167	-111.85341111
SLC018	SLC-018	Mountain Green	UT	41-08-40.7	111-47-02.7	41.14466389	-111.78410278
SLC019	SLC-019	Mountain Green	UT	41-08-27.7	111-49-58.1	41.14105278	-111.83282500
SLC158	SLC-158	Park City	UT	40-38-56.3	111-30-41.0	40.64897778	-111.51138889
SLC173	SLC-173	Park City	UT	40-42-41.2	111-33-53.1	40.71144444	-111.56475000
BEL028	LEN-028	Lynden	WA	48-56-54.2	122-27-03.1	48.94840278	-122.45087500
KIT001	LEN-088	Easton	WA	47-16-32.6	121-19-20.5	47.27572222	-121.32236111
LON637	POR-190	Kelso	WA	46-12-05.3	122-50-26.1	46.20148333	-122.84060000
SEA173	AUB-086	Anderson Island	WA	47-10-36.2	122-40-49.1	47.17673611	-122.68031111
SEA187	STL-153	Kingston	WA	47-48-21.0	122-29-34.1	47.80584722	-122.49282778
SEA261	LEN-261	North Bend	WA	47-24-49.3	121-35-22.3	47.41369444	-121.58954444
SEA399	STL-016	North Bend	WA	47-25-49.2	121-37-54.4	47.43035556	-121.63178611
SEA504	AUB-210	Gig Harbor	WA	47-20-17.0	122-35-25.0	47.33805556	-122.59027778
SEA537	LEN-159	Quilcene	WA	47-42-45.0	122-47-40.0	47.71250000	-122.79444444

Exhibit A

DATA CONNECTION LICENSE AGREEMENT

        THIS LICENSE AGREEMENT ("License Agreement") is made as of                        , 200            by and between Sprint (as defined in the Private Label Services Agreement dated                        , 20    to which this Exhibit A is attached (the "PLS Agreement")) and Qwest (as defined in the PLS Agreement).

Recitals

        A.    Sprint and Qwest entered into the PLS Agreement pursuant to which Sprint agreed to provide Qwest with Data Connection Materials a component of which is software that must be installed on each End User's personal computer (or other similar device) to enable the use of a data-compatible handset for data connectivity as a data modem (the "Software").

        B.    Qwest desires to use and sublicense the Software and related documentation and background rights owned by Sprint.

        C.    Sprint desires to grant to Qwest certain licensing rights to the Software, User Guide and related documentation and background rights.

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.     SOFTWARE DEFINITIONS

  The Software and any related documentation (including, but not limited to, the User Guide (defined below)) and background rights owned by Sprint which are directly related to the Software shall collectively be called the "SOFTWARE". For purposes of this License Agreement the "User Guide" is the print ready guide provided by Sprint to Qwest, an unmodified copy of which will be provided to each End User with the Software.

2.     GRANT

  2.1
  Sprint hereby grants to Qwest a non-exclusive and non-transferable license to use the SOFTWARE in its business subject to the terms and conditions and restrictions set forth in this License Agreement, and to sub-license others to use the SOFTWARE in accordance with the license agreement attached hereto as Attachment 1, the terms of which will be embedded in any copy of the SOFTWARE provided by Qwest to End Users. With the exception of IRs, this license does not grant Qwest the right to have others distribute the SOFTWARE. Qwest's rights to sub-license the SOFTWARE to others include the right to (a) promote the SOFTWARE to prospective sub-licensees, (b) license the SOFTWARE to sub-licensees of Qwest and (c) install and maintain the SOFTWARE for such sub-licensees. Any sub-licenses granted by Qwest shall be for the use of SOFTWARE by such sub-licensees under terms, conditions and restrictions of confidentiality and limited use consistent with the provisions of this License Agreement.

  2.2
  Qwest may copy the SOFTWARE as reasonably required for use and sub-licensing of the SOFTWARE by Qwest as permitted under this License Agreement.

  2.3
  Qwest may not modify the SOFTWARE in any way without the express written consent of Sprint. Notwithstanding the foregoing, Qwest may produce and attach a cover to the User Guide using Qwest's brand name, Qwest's address, and Qwest's design as long as Qwest does not violate the Branding Guidelines set forth in the Private Label Operations Manual.

3.     PROPERTY RIGHTS AND CONFIDENTIALITY

  3.1
  To the extent that the SOFTWARE requires the use of any computer programs which are the property of others, Qwest acknowledges that Sprint shall neither provide nor have any responsibility for obtaining the rights to use such computer programs in conjunction with Qwest's use of the SOFTWARE or in conjunction with Qwest's sub-licensing others to use the SOFTWARE. Sprint will provide Qwest with information on any computer operating systems it needs to acquire.

  3.2
  Qwest shall not remove or destroy any copyright or confidentiality notices placed upon or contained within the SOFTWARE. Qwest shall not disable any security measures implemented by Sprint to prevent unauthorized use of the SOFTWARE and all copies of the SOFTWARE.

  3.3
  Qwest shall protect the SOFTWARE from theft, misappropriation, disclosure and unauthorized reproduction and shall require all third party sub-licensees to protect the SOFTWARE from such theft, misappropriation and disclosure.

  3.4
  In connection with this License Agreement, Qwest must comply with the terms of the PLS Agreement including the terms set forth in Section 11 of the PLS Agreement (Trade Name, Trade Marks and Service Marks) and the requirements set forth in the Branding Guidelines contained in the Private Label Operations Manual, including the Business Relationship Definition, legal disclaimer and trademark notice that Qwest is required to use in all of its communications to its End Users regarding data offerings.

4.     COMPENSATION

  In consideration of the rights granted to Qwest hereunder, Qwest agrees to pay Sprint fees in the amounts set forth in the PLS Agreement.

5.     TAXES

  Qwest shall be liable for payment of all tariffs, duties or taxes, excluding Sprint's taxes based on income, however designated, levied or based on the SOFTWARE, its delivery, its use, or on this License Agreement, including without limitation, state or local taxes, use and personal property taxes. If Sprint pays any such tariff, duty or tax, Qwest will reimburse Sprint for the amount so paid.

6.     INSTALLATION, ACCEPTANCE AND USE

  Installation and use of the SOFTWARE by Qwest or any of its sub-licensees shall be the sole responsibility and expense of Qwest or such sub-licensee. Sprint shall have no obligation to support the SOFTWARE at any time, including but not limited to, providing training or consulting services, correcting errors, or providing updates or enhancements. However, Sprint shall confer with Qwest in good faith with respect to the need for correction of any errors in the SOFTWARE provided to Qwest hereunder. The parties will develop a plan to support the SOFTWARE prior to the In-Service Date.

7.     WARRANTIES AND INDEMNITIES

  7.1
  Sprint warrants that ("Warranty Period"), for a period of 30 days from the date of delivery by Qwest to an End User, (a) the Software is free from programming errors and material defects in operational performance, (b) the Software is free from any viruses, disabling programming codes, instructions, or other such items that may interfere with or adversely affect Qwest's permitted use of the Software, and (c) the disc is free of defects in materials and workmanship under normal use. Sprint has the full power and authority to grant the license to Qwest, and neither the license to nor use of the Software, as permitted under this License Agreement, will in any way constitute an infringement or other violation of any patent, copyright, trade secret, trademark, nondisclosure, or any other intellectual property right.

  7.2
  The warranty set forth above does not apply to any failure or deficiency which has been caused by misuse, neglect, alteration, improper installation, unauthorized repair or modification, improper testing, accident or causes external to the disc, such as excessive heat or humidity or power failure. The warranty set forth above is not assignable.

  7.3
  THE WARRANTIES PROVIDED ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED. SPRINT DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.     TERMINATION

  8.1
  Qwest may terminate this License Agreement by giving sixty (60) days notice to Sprint subject to Qwest fulfilling its obligations hereunder up to the effective date of said termination.

  8.2
  In the event that Qwest shall breach any of the provisions of this License Agreement, Sprint may terminate this License Agreement and license upon sixty (60) days written notice to Qwest if correction of said breach has not been made by Qwest within thirty (30) days of said notice of said breach.

9.     INCORPORATION OF THE PLS AGREEMENT

  In the event of any specific inconsistency or conflict between the terms and conditions of this License Agreement and the PLS Agreement, the terms and conditions of this License Agreement shall control. All capitalized terms used in this License Agreement that are not otherwise defined will have the meanings set forth in the PLS Agreement.

SPRINT SPECTRUM L.P.	QWEST WIRELESS LLC
By:	By:
Title:	Title:
Date:	Date:

Attachment 1 to Exhibit A

©2000 Sprint Spectrum L. P. All rights reserved. No reproduction in whole or in part permitted without prior written approval. Sprint and the diamond logo are trademarks of Sprint Communications Company L. P. All other trademarks are the property of their respective owners.

Network services are provided on the Network. Wireless data connection is provided via Sprint Wireless Web.SM

Sprint provides access to its network to your service provider under contract but is not responsible for service quality, billing, customer care, warranty, maintenance, or other aspects of subscriber service.

Your wireless phone and wireless data connection will work only on the Network made available to you by your service provider. Service must be purchased separately. Wireless data connection is currently not available while roaming off the nationwide network and in certain areas managed by affiliates.

LICENSE AGREEMENT

        License Grant:    This is a License, and not a sales agreement, between you, and your provider of wireless telecommunications services ("Licensor"). Licensor grants to you a non-exclusive, non-transferable, royalty-free license to use the copy of the software ("Software") to assist you with using the wireless data services made available to you by your service provider. This License terminates at the earlier of (a) you deciding to terminate this License for any reason, (b) the termination of your service agreement with your service provider, or (c) your breach of this License.

        You may:    install the Software on any computer owned by you and used with wireless data services made available to you by your service provider. You may not: (a) use the Software for any purpose than those described above, (b) modify, translate, reverse engineer, decompile, create derivative works based on, or copy the Software, (c) rent or lease any rights in the Software in any form to any person, or (d) remove proprietary notices or fail to copy proprietary notices when making permitted copies.

        Ownership Rights:    You acknowledge and agree that the Software is the property of and contains trade secrets of Licensor (and the licensor of the Software to Licensor) and that you will keep in confidence and protect the Software from disclosure to third parties and restrict its use as provided in this Agreement. You acknowledge that unauthorized disclosure may cause substantial economic loss to Licensor (and the licensor of the Software to Licensor). Licensor (and the licensor of the Software to Licensor) reserves all rights granted to it under the copyright, patent, and other intellectual property laws of the United States and all other statutory and common laws. All right, title, interest, and all copyrights to the Software and any copy made by you remain with Licensor (and the licensor of the Software to Licensor). This Agreement does not transfer title to you of the intellectual property contained in the Software. Unauthorized copying of the Software or failure to comply with the above restrictions will result in automatic termination of this License and will make available to Licensor (and the licensor of the Software to Licensor) other legal remedies. This paragraph shall survive the termination of this Agreement for a period of three (3) years.

        Limitation of Remedies:    Your sole remedy under this License is repair or replacement by your service provider as provided in the warranty set forth below. LICENSOR IS NOT LIABLE FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOSSES RELATING TO THE SOFTWARE, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, PROFITS, GOODWILL, LOSS OF DATA, DATA FILES OR PROGRAMS THAT MAY HAVE BEEN STORED.

        Limited Warranty:    Licensor warrants that ("Warranty Period"), for a period of 30 days from the date of delivery to you, (a) the Software is free from programming errors and material defects in operational performance, (b) the Software is free from any viruses, disabling programming codes, instructions, or other such items that may interfere with or adversely affect your permitted use of the Software, and (c) the disc is free of defects in materials and workmanship under normal use. Licensor has the full power and authority to grant the License to you, and neither the License to nor your use of the Software, as permitted under this License, will in any way constitute an infringement or other violation of any copyright, trade secret, trademark, nondisclosure, or any other intellectual property right.

        The warranty set forth above does not apply to any failure or deficiency which has been caused by misuse, neglect, alteration, improper installation, unauthorized repair or modification, improper testing, accident or causes external to the disc, such as excessive heat or humidity or power failure. The warranty set forth above is not assignable.

        THE WARRANTIES PROVIDED ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED. LICENSOR DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        General:    You may terminate this License at any time by destroying all copies of the Software. Licensor may terminate this License if you fail to comply with its terms. Upon such termination, you agree to destroy or return all copies of the Software to your service provider. This License Agreement is governed by the laws of the State of Kansas without regard to its choice of law principles. Each party agrees to waive, and hereby does waive, its rights to a jury with respect to any litigation between the parties arising out of this Agreement. In the event that any provision of this Agreement shall be declared invalid, the entire Agreement shall not fail on its account, and that provision shall be severed, with the balance of this Agreement continuing in full force and effect. This License Agreement is the entire agreement between the parties and supercedes any other communications, agreements or understandings. This License Agreement may only be amended in writing and signed by both parties.

        Acknowledgement and Agreement:    YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN YOU AND LICENSOR WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN YOU AND LICENSOR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. IF YOU DO NOT AGREE TO AND ACCEPT THESE TERMS AND CONDITIONS, DO NOT USE THE PROGRAM, AND RETURN IT TO YOUR SERVICE PROVIDER. IF YOU AGREE TO THESE TERMS AND CONDITIONS, USE OF THIS PROGRAM IMPLIES ACCEPTANCE OF THE TERMS OF THIS LICENSE AGREEMENT.

QuickLinks

TABLE OF CONTENTS
SCHEDULES
PRIVATE LABEL PCS SERVICES AGREEMENT
BACKGROUND
OPERATIVE TERMS
PCS Services and other Services Pricing
Sprint Markets
Sprint Service Provider Affiliate Opt-In Markets
Sprint Service Provider Affiliate Opt-Out Markets
Sprint Service Provider Affiliate Exclusive 3G Data Markets
Schedule 3.0
SCHEDULE 7.0
Network Performance Service Level Agreement
Schedule 9.0
Inter-company Service Levels
Schedule 10 Handset Agreement Term Sheet
SCHEDULE 11 Qwest Sites
DATA CONNECTION LICENSE AGREEMENT
LICENSE AGREEMENT